EXECUTION COPY

This instrument and the rights and obligations evidenced hereby, the liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens are subordinate in the manner and to the extent set forth in that certain Amended and Restated Intercreditor and Lien Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the "Subordination Agreement"), dated as of February 1, 2006 between LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (the "Senior Agent") for the Banks and the Accommodation Banks (collectively, and together with the Senior Agent and any of their successors and assigns, including any other lender or lenders that at any time refinance or replace the Senior Debt referred to below, the "Senior Creditors") pursuant to that certain Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of July 29, 2003, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of March 23, 2004, that certain Second Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of January 31, 2005, that certain Third Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of April 6, 2005, and that certain Waiver, Consent, and Fourth Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of October 3, 2005 (collectively, the "Senior Credit Agreement"),and PWJ LENDING LLC, as Administrative Agent and Collateral Agent (the "Subordinating Agent"), for the Agents and the Lenders (collectively, the Subordinating Agent together with the Agents and Lenders party to the Subordinated Credit Agreement, the "Subordinating Creditors") party to that certain Bridge Term Loan Credit Agreement, dated as of October 3, 2005, which was amended and restated in its entirety on February 1, 2006 (the "Subordinated Credit Agreement"), and WHITEHALL JEWELLERS, INC., a Delaware corporation (the "Borrower"), as such Senior Credit Agreement has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time as permitted under the Subordination Agreement and to the liens and security interests securing indebtedness refinancing the indebtedness under such agreements as permitted by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement applicable to the Subordinating Creditors as if such holder were a Subordinating Creditor for all purposes of the Subordination Agreement.

                         AMENDED AND RESTATED TERM LOAN
                                CREDIT AGREEMENT


                          DATED AS OF FEBRUARY 1, 2006


                                  by and among


                           WHITEHALL JEWELLERS, INC.,
                                   as Borrower


            THE LENDING INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders

                                       and

                                 PWJ LENDING LLC
                  as Administrative Agent and Collateral Agent,
                         for the Agents and the Lenders

                                TABLE OF CONTENTS

                                                                       PAGE

1.         DEFINITIONS AND RULES OF INTERPRETATION.......................1

2.         LOANS........................................................14

3.         INTENTIONALLY OMITTED........................................16

4.         INTENTIONALLY OMITTED........................................16

5.         CERTAIN GENERAL PROVISIONS...................................16

6.         COLLATERAL SECURITY..........................................21

7.         REPRESENTATIONS AND WARRANTIES...............................22

8.         AFFIRMATIVE COVENANTS OF THE BORROWER........................28

9.         CERTAIN NEGATIVE COVENANTS OF THE BORROWER...................36

10.        FINANCIAL COVENANTS OF THE BORROWER..........................42

11.        CLOSING CONDITIONS...........................................43

12.        INTENTIONALLY DELETED........................................45

13.        EVENTS OF DEFAULT; ACCELERATION; ETC.........................45

14.        SETOFF.......................................................48

15.        THE AGENTS...................................................49

16.        EXPENSES.....................................................56

17.        INDEMNIFICATION..............................................56

18.        SURVIVAL OF COVENANTS, ETC...................................57

19.        ASSIGNMENT AND PARTICIPATION.................................57

20.        NOTICES, ETC.................................................61

21.        GOVERNING LAW................................................61

22.        HEADINGS.....................................................62

23.        COUNTERPARTS.................................................62

                                TABLE OF CONTENTS
                                   (continued)
                                                                       PAGE

24.        ENTIRE AGREEMENT, ETC........................................62

25.        WAIVER OF JURY TRIAL.........................................62

26.        INTENTIONALLY OMITTED........................................63

27.        SEVERABILITY.................................................63

28.        INTERCREDITOR AGREEMENT......................................63

29.        NO NOVATION..................................................63

                         AMENDED AND RESTATED TERM LOAN
                                CREDIT AGREEMENT

          This AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT is made as of February 1, 2006, by and among (A) WHITEHALL JEWELLERS, INC. (the "Borrower"), a Delaware corporation having its principal place of business at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606; (b) the lending institutions from time to time party hereto (collectively, the "Lenders"); and (c) PWJ LENDING LLC ("Prentice"), a Delaware limited liability company, as administrative agent (in such capacity, the "Administrative Agent") and the collateral agent (in such capacity, the "Collateral Agent") for the Agents (as hereinafter defined) and the Lenders.

          WHEREAS, the Lenders extended a term loan to the Borrower in the principal amount of $30,000,000 (the "Initial Loan"), pursuant to the Bridge Term Loan Credit Agreement, dated as of October 3, 2005 (the "Original Credit Agreement") by and among the Borrower, the Lenders and the Agents;

          WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated in its entirety to, among other things, make an additional term loan to the Borrower in the aggregate principal amount of $20,000,000, for, among other things, general corporate and working capital purposes; and

          WHEREAS, the Lenders are willing to amend and restate the Original Credit Agreement in accordance with the terms and conditions set forth herein; it being understood that no repayment of the outstanding principal amount of the "Term Loans" (as defined in the Original Credit Agreement) under the Original Credit Agreement on the Amended and Restated Effective Date (as defined below) is being effected hereby.

          NOW,   THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements contained herein and benefits to be derived herefrom, the Borrower, the Lenders and the Agents agree as follows:

1.       DEFINITIONS AND RULES OF INTERPRETATION.

         1.1 DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

          ADDITIONAL LOAN. The term loan to be made by the Lenders to the Borrower pursuant to Section 2.

          ADDITIONAL LOAN COMMITMENT. With respect to each Lender, the amount set forth on SCHEDULE 1 hereto as the amount of such Lender's commitment to make the Additional Loan to the Borrower.

          ADMINISTRATIVE AGENT. Prentice, in its capacity as administrative agent for the benefit of Lenders and the Agents and with respect to the Security Documents.

          ADMINISTRATIVE AGENT'S HEAD OFFICE. The Administrative Agent's head office located at 623 Fifth Avenue, 32nd Floor, New York, New York 10022.

          ADMINISTRATIVE AGENT'S SPECIAL COUNSEL. Schulte Roth & Zabel LLP, or such other counsel as may be approved by the Administrative Agent.

          AFFILIATE. Any Person (other than Prentice, its Affiliates, associates and Related Funds) that would be considered to be an affiliate of the Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange
Commission, as in effect on the date hereof, if the Borrower were issuing securities.

          AGENTS.  Collectively,  the  Administrative  Agent and the  Collateral
Agent.

          AMENDED AND RESTATED EFFECTIVE DATE. The date on which all of the conditions precedent set forth in Section 11 are satisfied or waived.

         ASSET DISPOSITION PREPAYMENT.  See Section 5.4.3.

          ASSIGNMENT AND ACCEPTANCE. See Section 19.1.

          BALANCE SHEET DATE. December 31, 2005.

          BLOCKED ACCOUNT AGREEMENT. Each Blocked Account Agreement entered into by the Borrower, the Senior Administrative Agent and a depository institution satisfactory to the Senior Administrative Agent, which shall be in form and substance acceptable to the Administrative Agent.

          BORROWER. As defined in the preamble hereto.

          BORROWING BASE REPORT. A Borrowing Base Report, as defined in and as attached to the Senior Credit Agreement as Exhibit A.

          BUSINESS DAY. Any day, other than a Saturday or Sunday, on which banking institutions in Chicago, Illinois and New York, New York are open for the transaction of banking business.

          CAPITAL ASSETS. Fixed and/or capital assets, both tangible (such as land, buildings, fixtures, samples, tools and die, software, software development, machinery and equipment) and intangible (such as software, patents, copyrights, trademarks, franchises and goodwill); PROVIDED that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with Generally Accepted Accounting Principles.

          CAPITAL EXPENDITURES. Amounts paid or indebtedness incurred by the Borrower or any of its Subsidiaries in connection with the purchase or lease by the Borrower or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with Generally Accepted Accounting Principles.

          CAPITALIZED LEASES. Leases under which the Borrower or any of its Subsidiaries is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with Generally Accepted Accounting Principles.

          CERCLA. See Section 7.18.

          CLOSING  DATE.  The first  date on which the  conditions  set forth in
Section 11 have been satisfied or waived and the Additional Loan is made.

          CLOSING DATE PORTION OF THE CLOSING FEE. See Section 5.6.

          CLOSING FEE. See Section 5.6.

          CODE. The Internal Revenue Code of 1986, as amended.

          COLLATERAL. All of the property, rights and interests of the Borrower that are or are intended to be subject to the security interests created by the Security Documents.

          COLLATERAL AGENT. Prentice, in its capacity as collateral agent for the benefit of Lenders and the Agents under and with respect to the Security Documents.

          COLLATERAL TRUSTEE. The collateral trustee appointed to act on behalf of the Suppliers, as set forth in the Trade Vendor Extension Agreement.

          COMMITMENT.  With  respect  to each  Lender,  the  amount set forth on
SCHEDULE 1 hereto as the amount of such Lender's commitment to make the Initial Loan and/or the Additional Loan, as the case may be, to the Borrower.

          COMMITMENT PERCENTAGE. With respect to each Lender, the percentage set forth on Schedule 1 hereto as such Lender's percentage of the aggregate Commitments of all of the Lenders.

          CONSOLIDATED OR CONSOLIDATED. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, consolidated in accordance with Generally Accepted Accounting Principles.

          CONSOLIDATED EBITDA. With respect to the Borrower and its Subsidiaries and any particular fiscal period, the consolidated earnings (or loss) from operations of the Borrower and its Subsidiaries for such period, after eliminating therefrom all non-cash extraordinary nonrecurring items of income (including gains on the sale of assets and earnings from the sale of discontinued business lines), and after all expenses and other proper charges, but before payment or provision for (a) any income taxes or interest expenses for such period, (b) depreciation for such period, (c) amortization for such period, and (d) all other non-cash charges for such period, all determined in accordance with Generally Accepted Accounting Principles.

          CREDIT   AGREEMENT.   This  Amended  and  Restated  Term  Loan  Credit
Agreement, including the Schedules and Exhibits hereto, as may be amended, modified or restated from time to time.

          DEFAULT. See Section 13.1.

          DEFERRED PORTION OF THE CLOSING FEE. See Section 5.6.

          DELINQUENT LENDER. Means any Lender that fails (i) to make available to the Administrative Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement. A "Delinquent Lender" shall be deemed a Delinquent Lender until such time as such delinquency is satisfied.

          DISTRIBUTION. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise; the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

          DOLLARS or $. Dollars in lawful currency of the United States of America.


          ELIGIBLE ASSIGNEE. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (ii) any Affiliate or Related Fund of an Agent or Lender; (iii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with Generally Accepted Accounting Principles; (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, PROVIDED that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (v) the central bank of any country which is a member of the OECD; and (vi) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Administrative Agent, such approval not to be unreasonably withheld.

          EMPLOYEE BENEFIT PLAN. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained of contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          ENVIRONMENTAL LAWS. See Section 7.18(a).

          ERISA. The Employee Retirement Income Security Act of 1974.

          ERISA AFFILIATE. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

          ERISA REPORTABLE EVENT. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

          EVENT OF DEFAULT. See Section 13.1.

          EXIT FEE. The exit fee is $2,000,000 (which amount is equal to four percent (4.00%) of the original principal amount of the Initial Loan and the Additional Loan).

          FOREIGN SUBSIDIARY. See Section 8.19.

          GENERALLY  ACCEPTED  ACCOUNTING  PRINCIPLES OR GAAP.  (i) When used in
Section 10, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and
(B) to the extent consistent with such principles, the accounting practice of the Borrower reflected in its financial statements for the year ended on the Balance Sheet Date; PROVIDED, HOWEVER, that if any change in such principles promulgated by the Financial Accounting Standards Board and its predecessors following the Balance Sheet Date would affect (or would result in a change in the method of calculation of) any of the covenants set forth in Section 10 or any definition related thereto, then the Borrower, the Agents and the Lenders will negotiate in good faith to amend all such covenants and definitions as would be affected by such changes in such principles to the extent necessary to maintain the economic terms of such covenants as in effect under this Credit Agreement immediately prior to giving effect to such changes in such principles; PROVIDED FURTHER that until the amendment of such covenants and definitions shall have been agreed upon by the Borrower, the Agents and the Required Lenders, the covenants and definitions in effect immediately prior to such amendment shall remain in effect and any determination of compliance with any covenant set forth in Section 10 shall be construed in accordance with Generally Accepted Accounting Principles as in effect immediately prior to such amendment and consistently applied, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of the Borrower adopting the same principles, provided that in each case referred to in this definition of "Generally Accepted Accounting Principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in Generally Accepted Accounting Principles) as to financial statements in which such principles have been properly applied.

          GUARANTEED PENSION PLAN. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

          GUARANTOR CONSENT. The Acknowledgement, Consent and Reaffirmation by Guarantor, dated as of the Closing Date, made by WH Inc. of Illinois, as Guarantor in favor of the Agents and the Lenders.

          GUARANTORS. WH Inc. of Illinois, an Illinois corporation, and any other Person who becomes a direct or indirect Subsidiary of the Borrower after the Closing Date.

          GUARANTY. Each Guaranty Agreement executed by each Guarantor in favor of the Collateral Agent, substantially in the form of EXHIBIT C hereunder or under the Original Credit Agreement, as each may be amended, modified or restated from time to time.

          HAZARDOUS SUBSTANCES. See Section 7.18(b).

          HEADQUARTERS LANDLORD CONSENT. The Landlord Consent and Waiver, to be given by the lessor with respect to the Borrower's leased real property located in Chicago, Illinois at which the Borrower maintains its headquarters and central warehouse, such Headquarters Landlord Consent being in form and substance satisfactory to the Lenders and the Agents.

          INDEBTEDNESS. As to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication:

               (i)     every obligation of such Person for money borrowed,

               (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

               (iii)   every   reimbursement   obligation   of   such   Person
with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person,

               (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith),

               (v)     every obligation of such Person under any Capitalized
Lease,

               (vi) every obligation of such Person under any lease (generally referred to as being a "synthetic lease") treated as an operating lease under Generally Accepted Accounting Principles and as a loan or financing for United States income tax purposes and pursuant to which the lessee retains economic risk with respect to the value of the residual interest in the leased property,

               (vii) all sales by such Person of (A) accounts or general intangibles for money due or to become due, (B) chattel paper, instruments or documents creating or evidencing a right to payment of money or (C) other receivables (collectively "receivables"), whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement, and together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith,

               (viii) every obligation of such Person (an "equity related purchase obligation") to purchase, redeem, retire or otherwise acquire for value any shares of capital stock of any class issued by such Person, any warrants, options or other rights to acquire any such shares, or any rights measured by the value of such shares, warrants, options or other rights,

               (ix) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities or other indices,

               (x) every obligation in respectof Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefor and such terms are enforceable under applicable law,

               (xi) every obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guarantying or otherwise acting as surety for, any obligation of a type described in any of clauses (i) through
(x) (the "primary obligation") of another Person (the "primary obligor"), in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person (A) to purchase or pay (or advance or supply funds for the purchase of) any security for the payment of such primary obligation, (B) to purchase property, securities or services for the purpose of assuring the payment of such primary obligation, or (C) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such primary obligation.

          The "amount" or "principal amount" of any Indebtedness at any time of determination represented by (w) any Indebtedness, issued at a price that is less than the principal amount at maturity thereof, shall be the amount of the liability in respect thereof determined in accordance with Generally Accepted Accounting Principles, (x) any Capitalized Lease shall be the principal component of the aggregate of the rentals obligation under such Capitalized Lease payable over the term thereof that is not subject to termination by the lessee, (y) any sale of receivables shall be the amount of unrecovered capital or principal investment of the purchaser (other than the Borrower or any of its wholly-owned Subsidiaries) thereof, excluding amounts representative of yield or interest earned on such investment, and (z) any equity related purchase obligation shall be the maximum fixed redemption or purchase price thereof inclusive of any accrued and unpaid dividends to be comprised in such redemption or purchase price.

          INITIAL CLOSING DATE. Has the meaning specified for the term "Closing Date" in the Original Credit Agreement.

          INITIAL LOAN. See Preamble.

          INITIAL LOAN COMMITMENT. With respect to each Lender, the amount set forth on Schedule 1 hereto as the amount of such Lender's commitment to make the Initial Loan to the Borrower.

          INTERCREDITOR AGREEMENT. That certain Amended and Restated Intercreditor Agreement entered into by and between the Collateral Agent, on behalf of the Lenders, and the Senior Collateral Agent, on behalf of the Senior Lenders, dated of even date herewith.

          INTEREST PAYMENT DATE. See Section 2.3.

          INTEREST RATE. See Section 2.3.

          INVESTMENTS. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid;
(iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

          LANDLORD  WAIVER.  Collectively,   each  waiver  from  the  lessor  or
sublessor of property leased by the Borrower as lessee, in substantially the form of EXHIBIT D attached to the Senior Credit Agreement.

          LENDERS. Each of the lending institutions party hereto and any other Person who becomes an assignee of any rights and obligations of a Lender pursuant to Section 19.

          LOAN ACCOUNT. See Section 5.2.1.

          LOAN DOCUMENTS. This Credit Agreement, the Notes, the Security Documents and all other documents related thereto.

          LOANS. The Initial Loan and the Additional Loan.

          MAJORITY LENDERS. As of any date, the Lenders (other than Delinquent Lenders) whose aggregate Commitments together constitute fifty-one percent (51%) of the Total Commitment.

          MANDATORY  PREPAYMENTS.   Each  of  the  Senior  Facility  Termination
Prepayment, Asset Disposition Prepayment, and New Issuance Prepayment, in each case pursuant to Section 5.4.

          MATURITY DATE. The earliest to occur of (i) February 1, 2009, (ii) the termination of the Merger Agreement pursuant to Section 7.1(h) thereof, and
(iii) prior to the consummation of the Prentice Tender Offer, the date on which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended), other than Prentice

Capital Management, LP, Holtzman Opportunity Fund, L.P., any of their respective affiliates or any transferee of their shares, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 50% or more of the outstanding shares of common stock of the Borrower.

          MERGER. The proposed merger between the Borrower and WJ Acquisition Corp. pursuant to the Merger Agreement.

          MERGER AGREEMENT. Agreement and Plan of Merger dated as of the date hereof by and among the Borrower, Prentice Capital Management, LP, Holtzman Opportunity Fund, L.P., WJ Holding Corp., and WJ Acquisition Corp., a wholly-owned subsidiary of Prentice Capital Management, LP.

          MONTHLY INVENTORY REPORT. A Monthly Inventory Report signed by the Controller, Senior Vice President of Finance or principal financial or accounting officer of the Borrower in substantially the form of EXHIBIT E hereto.

          MULTIEMPLOYER  PLAN.  Any  multiemployer  plan  within the  meaning of
Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

          NET PROCEEDS. With respect to any sale or other disposition of any asset by any Person or any issuance of Indebtedness or equity securities of such Person, the excess of (i) the gross cash proceeds received by such Person from such sale or disposition or, as the case may be, such issuance, PLUS, as and when received, all cash payments received subsequent to such sale or disposition or such issuance representing (A) any deferred purchase price therefor or (B) any cash proceeds from the sale or other disposition of any cash equivalents (or any deferred purchase price obligations) received therefor over (ii) the sum of
(A) a reasonable reserve for any liabilities payable incident to such sale or disposition or such issuance, (B) reasonable direct costs and expenses incurred by such Person in connection with such sale or disposition or such issuance (including, without limitation, reasonable brokerage, legal, investment banking, accounting, consulting, survey, title and recording fees and commissions), (C) all payments actually made on any Indebtedness (other than the Obligations) or other obligations which are secured by any assets subject to such sale or disposition which are required to be repaid out of the proceeds from such transaction and (D) actual tax payments made or to be made in connection therewith.

          NEW ISSUANCE PREPAYMENT. See Section 5.4.4.

          NOTES. The Amended and Restated Notes evidencing the Loans hereunder, as further described in Section 2.2.

          OBLIGATIONS. All indebtedness, obligations and liabilities of any of the Borrower and its Subsidiaries to any of the Lenders and the Agents, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of the Loans or cash management services provided or any of the Notes or other instruments or documents at any time evidencing any thereof.

          ORIGINAL CREDIT AGREEMENT. See Preamble.

          OUTSTANDING. With respect to any Loan, the aggregate unpaid principal thereof as of any date of determination.

          PIK INTEREST. As at any date of determination, the amount of all interest accrued with respect to any Loan after the Closing Date that has been paid-in-kind on a monthly basis by delivery of a PIK Note in accordance with
Section 2.3.

          PIK NOTE. See Section 2.3.

          PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

          PERFECTION CERTIFICATE. The Perfection Certificate dated as of October 3, 2005 executed by Borrower in favor of Administrative Agent.

          PERMITTED INVENTORY LOCATIONS. The retail stores and distribution centers of the Borrower and its Subsidiaries located in the United States of America and listed on SCHEDULE 2 hereto, as such SCHEDULE 2 may be supplemented from time to time in accordance with the provisions of Section 8.4(j).

          PERMITTED LIENS. Liens, security interests and other encumbrances permitted by Section 9.2.

          PERSON. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

          PLEDGE AGREEMENT. Each Pledge Agreement executed by the Borrower in favor of the Collateral Agent, substantially in the form of EXHIBIT F hereunder or under the Original Credit Agreement, as each may be amended, modified or restated from time to time.

          PRECIOUS METAL. Gold measured in troy ounces having a fineness of not less than .9995, without regard to whether such gold is alloyed or unalloyed, in bullion form or contained in or processed into other materials which contain elements other than gold.

          PRENTICE. See preamble hereto.

          PRENTICE TENDER OFFER. That certain all cash tender offer to be commenced by Prentice Capital Management, LP, Holtzman Opportunity Fund, L.P. and WJ Acquisition Corp. pursuant to the terms of the Merger Agreement.

          REAL ESTATE. All real property at any time owned or leased (as lessee or sublessee) by the Borrower or any of its Subsidiaries.

          RECORD. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

          REGISTER. See Section 19.3.

          REGISTRATION RIGHTS AGREEMENT. The Registration Rights Agreement pursuant to which the Borrower has provided certain registration rights with respect to the Warrant Shares, as defined under the Securities Purchase Agreement, under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

          RELATED FUND. With respect to any Lender or Agent which is a fund that invests in loans, any other such fund managed by the same investment advisor as such Lender or Agent or by an Affiliate of such Lender or Agent or such advisor.

          REQUIRED LENDERS. As of any date, the Lenders (other than Delinquent Lenders) whose aggregate Commitments together constitute at least sixty-six and two-thirds percent (66?%) of the Total Commitment.

          SECURITIES PURCHASE AGREEMENT. The Securities Purchase Agreement, dated as of October 3, 2005, by and among the Borrower and the investors listed on the Schedule of Buyers attached thereto.

          SECURITY AGREEMENT. The Security Agreement, between the Borrower and the Collateral Agent, as may be amended, modified or restated from time to time, together with each other Security Agreement executed by each Guarantor in favor of the Collateral Agent substantially in the form of EXHIBIT G hereunder or under the Original Credit Agreement.

          SECURITY DOCUMENTS. The Security Agreement, the Headquarters Landlord Consent, the Landlord Waivers, the Security Interest Grant in Patents, the Security Interest Grant in Trademarks, each Guaranty, the Guarantor Consent, each Pledge Agreement, and all Blocked Account Agreements, as each may be amended, modified or restated from time to time.

          SENIOR ADMINISTRATIVE AGENT. LaSalle Bank National Association, in its capacity as Administrative Agent for the Senior Lenders under the Senior Credit Agreement.

          SENIOR AGENTS. LaSalle Bank National Association (or any successor) in its capacity as administrative agent and collateral agent under the Senior Credit Agreement, ABN Amro Bank N.V. in its capacity as syndication agent under the Senior Credit Agreement and JPMorgan Chase Bank in its capacity as documentation agent under the Senior Credit Agreement.

          SENIOR COLLATERAL AGENT. LaSalle Bank National Association, in its capacity as Collateral Agent for the Senior Lenders under the Senior Credit Agreement.

          SENIOR CREDIT AGREEMENT. The Second Amended and Restated Revolving Credit and Gold Consignment Agreement, dated as of July 29, 2003, among the Borrower, LaSalle Bank National Association, as administrative agent for the banks from time to time party thereto, LaSalle Bank National Association, as Collateral Agent for the Senior Lenders and the other agents and parties from time to time party thereto, as the same may be amended, amended and restated, supplemented, refinanced or otherwise modified and in effect from time to time.

         SENIOR LENDER CONSENT. That certain Waiver and Consent to Second Amended and Restated Revolving Credit and Gold Consignment Agreement, among the Borrower and the Senior Agents, dated as of the date hereof.

         SENIOR LENDERS. The financial institutions from time to time party to the Senior Credit Agreement.

          SENIOR LOAN DOCUMENTS. In each case as the following terms are defined under the Senior Credit Agreement: the Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Fee Letter, the Security Documents and the Senior Lender Consent.

          SPECIFIED LEASE. A lease by the Borrower as lessee of Real Estate at which Inventory is held and as to which at any time either (a) the Borrower and the Agents have not received a Landlord Waiver or (b) the Administrative Agent has not received evidence, in form and substance satisfactory to the Administrative Agent, that, based upon then existing law (as determined by the Administrative Agent in the exercise of its reasonable discretion and on the advice of counsel), the landlord of such property would not have a lien on inventory superior to the security interest granted under the Security
Agreement, securing rent obligations more than thirty (30) days past due or securing future rent obligations accruing after the Closing Date.

          STORE ACCOUNTS. Depository accounts in depository institutions for, or on behalf of, the Borrower or any of its Subsidiaries and listed on SCHEDULE
7.20 hereto (as such may be amended from time to time in accordance with the terms hereof).

          SUBSIDIARY. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

          SUPPLIER OR SUPPLIERS. Individually and collectively, one or more suppliers of inventory to the Borrower and its Subsidiaries.

          TERMINATION  DATE.  The earliest to occur of the (i) Maturity Date, or
(ii) the date on which the maturity of the Loans is accelerated in accordance with Section 13.1 or (iii) the date of the occurrence of an Event of Default pursuant to Sections 13.1(g) and (h).

          TOTAL COMMITMENT. The sum of the Commitments of the Lenders as in effect prior to giving effect to the Commitment terminations provided for in
Section 2.4.

          TRADE VENDOR EXTENSION AGREEMENT. Collectively, that certain Trade Vendor Extension Agreement to be entered into by and between the Borrower, Prentice Capital Management LP or one of its Affiliates, and certain Suppliers, as contemplated by the Trade Vendor Term Sheet, the Trade Vendor Term Sheet and any notes or other documents and agreements entered into in connection therewith.

          TRADE VENDOR INTERCREDITOR AGREEMENT. That certain Intercreditor Agreement to be entered into by and between the Collateral Agent, on behalf of the Lenders, and the Collateral Trustee, on behalf of the Suppliers, in form and substance acceptable to the Agents, in their sole discretion.

          TRADE VENDOR TERM SHEET. That certain binding term sheet entitled Terms for Treatment of Trade Indebtedness of Whitehall Jewellers, Inc., entered into by and among the Borrower, Prentice Capital Management LP and certain Suppliers in September 2005.

          UNANIMOUS LENDERS. As of any date, the Lenders (other than Delinquent Lenders) whose aggregate Commitments together constitute One hundred percent (100%) of the Total Commitment.

          VOTING STOCK. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

          1.2  RULES OF INTERPRETATION.

               (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

               (b) The singular includes the plural and the plural includes the singular.

               (c)   A   reference to   any   law   includes  any  amendment  or
modification to such law.

               (d) A reference to any Person includes its permitted successors and permitted assigns.

               (e) Accounting terms not otherwise defined herein have the meanings assigned to them by Generally Accepted Accounting Principles applied on a consistent basis by the accounting entity to which they refer.

               (f) The words "include", "includes" and "including" are not limiting.

               (g) All terms not specifically defined herein or by Generally Accepted Accounting Principles, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, as in effect from time to time, have the meanings assigned to them therein.

               (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

               (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

2. LOANS.

          2.1  MAKING OF THE LOANS.

               (a) On the Initial Closing Date, the Lenders with an Initial Loan Commitment made the Initial Loan to the Borrower pursuant to the terms of the Original Credit Agreement. The principal amount of the Initial Loan outstanding on the date hereof is $30,000,000. The Borrower hereby agrees that it is liable to repay the Initial Loan pursuant to the terms and conditions set forth in this Credit Agreement and in the other Loan Documents.

               (b) Each Lender with an Additional Loan Commitment severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, on the Closing Date to make the Additional Loan to the Borrower in a single drawing in an aggregate principal amount not to exceed the amount of such Lender's Additional Loan Commitment; PROVIDED that the aggregate principal amount of the Additional Loan shall not exceed $20,000,000.

               (c) The Additional Loan shall be made by the Lenders simultaneously and in accordance with their respective Additional Loan Commitments. The failure of any Lender to make its portion of the Additional Loan shall neither relieve any other Lender of its obligation to fund its portion of the Additional Loan in accordance with the provisions of this Credit Agreement nor increase the obligation of any such other Lender.

               (d) Any portion of any Loan that is repaid may not be reborrowed.

               (e) The Administrative Agent, without the request of the Borrower, may advance any interest, fee, service charge, or other payment to which any Agent or their Affiliates or any Lender is entitled from the Borrower pursuant hereto or any other Loan Document and may charge the same to the Loan Account. The Administrative Agent shall advise the Borrower of any such advance or charge promptly after the making thereof. Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.1(e) shall bear interest at the Interest Rate and shall be payable on the Maturity Date.

          2.2  NOTES; REPAYMENT OF LOANS.

              (a) The Loans shall be evidenced by this Credit Agreement and/or one or more Notes duly executed on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit H, payable to the order of a Lender in the aggregate principal amount equal to the principal amount of the portion of the Loans advanced by such Lender plus the amount of interest capitalized thereon in accordance with the terms of this Credit Agreement. The outstanding principal balance of all Obligations shall be payable on the Termination Date (subject to earlier repayment as provided below). Each Loan (including, without limitation, PIK Interest and any other interest capitalized thereon and added to the outstanding principal balance of such Loan in accordance with the terms hereof) shall bear interest from the date such Loan is made on the outstanding principal balance thereof as set forth in this Section 2 or Section 5, as the case may be. Each Lender is hereby authorized by the Borrower to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of each Loan, each payment of interest on each Loan and the other information provided for on such schedule; PROVIDED, HOWEVER, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Credit Agreement and the applicable Notes.

              (b) Upon receipt of indemnification reasonably satisfactory to the Borrower, and an affidavit of a Lender as to the loss, theft, destruction or mutilation of such Lender's Note and upon cancellation of such Note, the Borrower will issue, in lieu thereof, a replacement Note in favor of such Lender, in the same principal amount thereof and otherwise of like tenor.

          2.3  INTEREST ON LOANS.

               (a) Prior to the Closing Date, the Initial Loan bore interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the principal amount thereof from time to time outstanding, at a rate per annum equal to 18%. On and following the Closing Date, each of the Initial Loan and the Additional Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) on the principal amount thereof from time to time outstanding, at a rate per annum equal to 12% (the "Interest Rate").

               (b) Interest accrued on the Initial Loan prior to the Closing Date shall be payable in cash, in immediately available funds, on the Closing Date. Interest accrued on and after the Closing Date on the Initial Loan and the Additional Loan shall be payable monthly in arrears by delivering a note in the form attached hereto as Exhibit H-1 ("PIK Note") in the principal amount of the interest which has accrued executed by the Borrower and delivered to the Lender on the first Business Day of each month (each an "Interest Payment Date"), commencing on the first such date to occur after the Closing Date, and any amount that has not been paid-in-kind pursuant to this clause (b) shall be payable in cash at maturity (whether by acceleration or otherwise), and after such maturity in cash on demand.

               (c) The Borrower shall repay the entire unpaid balance of the Loans (including, without limitation, all PIK Interest and other capitalized interest thereon, the Deferred Portion of the Closing Fee, and, solely to the extent the Loans are required to be repaid in connection with the occurrence of the Maturity Date as a result of the circumstances described in clause (ii) or clause (iii) of the definition of "Maturity Date", the Exit Fee) and all accrued and unpaid interest thereon on the Termination Date.

          2.4  TERMINATION OF COMMITMENTS.

               (a) The Initial Loan Commitment terminated upon the making of the Initial Loan on the Initial Closing Date.

               (b) The Additional Loan Commitment shall terminate at 5:00 p.m. (New York City time) on the Closing Date.

          2.5 MATURITY. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, (a) to the Administrative Agent for the benefit of the Lenders, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon and (b) to Prentice Capital Management, LP, pursuant to an arrangement between PWJ Lending LLC and Prentice Capital Management, LP, and to Holtzman Opportunity Fund, L.P., respectively, in accordance with their Commitment Percentages, (x) the Exit Fee, to the extent the Maturity Date occurs as a result of the circumstances described in clause (ii) or clause (iii) of the definition of the term "Maturity Date", and (y) to the extent not paid prior to such date, the Deferred Portion of the Closing Fee.

          2.6 OPTIONAL REPAYMENTS OF LOANS. The Borrower shall have the right, at its election, to repay the outstanding Loans in accordance with the provisions of Section 5.3 hereof.

3. INTENTIONALLY OMITTED.

4. INTENTIONALLY OMITTED.

5. CERTAIN GENERAL PROVISIONS.

          5.1 DEFAULT INTEREST. Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Obligations (after as well as before judgment, as and to the extent permitted by law) at a rate per annum equal to the rate in effect from time to time plus 3% per annum, and such interest shall be payable on demand.

          5.2  MAINTENANCE OF LOAN ACCOUNT; STATEMENT OF ACCOUNT.

               5.2.1 The Administrative Agent shall maintain an account on its books in the name of the Borrower (the "LOAN ACCOUNT") which will reflect the Loans and any and all other Obligations that have become payable.

               5.2.2 The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrower or otherwise for the Borrower's account, and the amounts so credited shall be applied as set forth in Section 2.2(a). After the end of each month, the Administrative Agent shall send to the Borrower a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrower during that month. The monthly statements shall, absent manifest error, be final, conclusive and binding on the Borrower.

          5.3 OPTIONAL PREPAYMENT OF LOANS. The Borrower may upon at least five (5) Business Days' prior written notice to the Administrative Agent, prepay, all or any portion of the principal balance of any Loan; PROVIDED that, (x) to the extent the Prentice Tender

Offer has not been consummated, the Borrower shall concurrently pay the applicable Exit Fee to the Persons specified in clause (b) of Section 2.5, and
(y) to the extent not previously paid, the Borrower shall concurrently pay the Deferred Portion of the Closing Fee to the Persons specified in Section 5.6. Each prepayment made pursuant to this Section 5.3 shall be also be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid.

          5.4  MANDATORY PREPAYMENTS OF LOANS.

               5.4.1 TERMINATION OF SENIOR LOAN AGREEMENT. The Borrower shall immediately prepay all Obligations (a "SENIOR FACILITY TERMINATION PREPAYMENT") in the event that the Senior Credit Agreement is terminated for any reason and either (i) the Senior Credit Agreement is not replaced with another credit agreement and related transaction documentation, the terms and conditions of which are no less favorable to the Borrower, the Agents and the Lenders than the Senior Credit Agreement, including with respect to any intercreditor arrangements (as determined by the Agents in their discretion) or (ii) the lenders and agents party to such new credit agreement are not reasonably acceptable to the Agents and the Required Lenders.

               5.4.2 INTENTIONALLY OMITTED.

               5.4.3 ASSET DISPOSITION  PREPAYMENT.  Subject to the terms of the
Intercreditor Agreement, the Borrower shall pay to the Administrative Agent, for the accounts of the Lenders (each, an "ASSET DISPOSITION PREPAYMENT"), immediately upon the receipt by the Borrower of the proceeds of any asset dispositions, an amount equal to one hundred percent (100%) of the Net Proceeds received by the Borrower in connection with such asset disposition.

                  5.4.4 NEW ISSUANCE PREPAYMENT. Subject to the terms of the Intercreditor Agreement, the Borrower shall pay to the Agent, for the accounts of the Lenders (each, a "NEW ISSUANCE PREPAYMENT"), immediately after the completion by the Borrower of any issuance of (i) Indebtedness permitted pursuant to Section 9.1(i) hereof or (ii) equity securities of the Borrower or any of its Subsidiaries, including, without limitation, any issuance of warrants, options or subscription rights (other than issuances of common stock to employees of the Borrower), permitted pursuant to Section 9.13 hereof, an amount equal to one hundred percent 100% of the Net Proceeds received by the Borrower in connection with any such issuance.

               5.4.5  APPLICATIONS  OF  MANDATORY  PREPAYMENTS.  Each  Mandatory
Prepayment received by the Administrative Agent shall be applied to the Obligations as follows:

                        (A) first, to pay all fees and expenses then due and payable under this Credit Agreement;

                        (B) second, to pay all accrued and unpaid interest on the Loans (to the extent not previously capitalized hereunder), which shall be applied on a pro rata basis between the Loans, until paid in full;

                        (C) third, to prepay the Loans, which shall be applied on a pro rata basis between the Loans, until paid in full; and

                        (D) fourth, to repay all other Obligations due and owing to the Agents and the Lenders.

          5.5 REPAYMENTS OF LOANS AND DISTRIBUTION OF COLLATERAL PROCEEDS AFTER EVENT OF DEFAULT. Subject to the terms of the Intercreditor Agreement, in the event that following the occurrence and during the continuance of an Event of Default, the Collateral Agent, any other Agent or any Lender, as the case may be, receives any monies, whether pursuant to Section 8.14 (as applicable) or Section 13.3 or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows (the Borrower hereby authorizing and consenting to such application):

               (a) First, to the payment of, or (as the case may be) the reimbursement of the Agents for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agents in connection with the collection of such monies by the Agents, for the exercise, protection or enforcement by the Collateral Agent of all or any of the rights, remedies, powers and privileges of the Collateral Agent, for the benefit of the Agents and the Lenders, under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral, including, without limitation, the fees and expenses of counsel to the Agents or in support of any provision of adequate indemnity to the Agents against any taxes or liens which by law shall have, or may have, priority over the rights of the Agents to such monies;

               (b) Second, to pay all accrued and unpaid interest on the Loans (to the extent not previously capitalized hereunder), which shall be applied on a pro rata basis between the Loans, until paid in full;

               (c) Third, to repay the Loans, which shall be applied on a pro rata basis between the Loans, until paid in full;

               (d) Fourth, to pay the Exit Fee to the Persons specified in clause (b) of Section 2.5 and the Deferred Portion of the Closing Fee to the Persons specified in Section 5.6, which shall be applied on pro rata basis, until paid in full;

               (e) Fifth, to repay all other Obligations due and owing to the Agents and the Lenders under the Loan Documents until paid in full;

               (f) Sixth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

          All distributions in respect of (i) the Obligations of the Lenders shall be made pari passu and (ii) Obligations owing to the Lenders with respect to each type of Obligation under each of the categories specified above such as interest, principal, fees and expenses, shall be made among the Lenders entitled thereto pro rata, in accordance with their respective Commitment Percentages;
and PROVIDED, FURTHER, that the Agents may in their discretion make proper allowance to take into account any Obligations not then due and payable.

          5.6 CLOSING FEE. The Borrower shall pay to Prentice Capital Management, LP, pursuant to an arrangement between PWJ Lending LLC and Prentice Capital Management, LP, and to Holtzman Opportunity Fund, L.P., respectively, in accordance with their

Commitment Percentages, a fee in the amount of $1,500,000 (the "Closing Fee"), which Closing Fee shall be non-refundable and fully-earned on the Closing Date,
(a) $1,260,000 of which shall be payable on the Closing Date (the "Closing Date Portion of the Closing Fee"), and which, if authorized by the Borrower in writing, the Administrative Agent may debit from the proceeds of the Additional Loan on the Closing Date, and (b) $240,000 of which shall be payable in cash in immediately available funds on the earlier to occur of (i) May 31, 2006 and (ii) the Maturity Date (the "Deferred Portion of the Closing Fee").

          5.7  FUNDS FOR PAYMENTS.

               5.7.1 PAYMENTS TO ADMINISTRATIVE AGENT. All payments of principal, interest, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Administrative Agent, for the respective accounts of the Lenders and the Administrative Agent, at the Administrative Agent's Head Office or at such other location that the
Administrative Agent may from time to time designate, in each case in immediately available funds in Dollars.

               5.7.2 NO OFFSET, ETC. All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Administrative Agent, for the account of the Lenders or (as the case may be) the Agents, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Lenders or the Agents to receive the same net amount which the Lenders or the Agents would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agents certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

          5.8 COMPUTATIONS. All computations of interest on the Loans and of commitment fees or other fees shall, unless otherwise expressly provided herein, be based on 360-day year and paid for the actual number of days elapsed. Whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Records maintained by the Agents and each Lender from time to time shall be considered correct and binding on the Borrower unless within five (5) Business Days after receipt of any notice by any of the Agents or the Lenders of such outstanding amount, such Agent or such Lender shall notify the Borrower to the contrary.

          5.9 ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

               (a) subject any Lender or Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender or Agent), or

               (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or Agent under this Credit Agreement or any of the other Loan Documents, or

               (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or

               (d) impose on any Lender or Agent any other conditions or requirements with respect to this Credit Agreement, the other Loan Documents, such Lender's Commitment, or any class of loans, or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

               (i) to increase the cost to any Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, or such Lender's Commitment, or

               (ii) to reduce the amount of principal, interest, or other amount payable to such Lender or Agent hereunder on account of such Lender's Commitment, or any of the Loans, or

               (iii) to require such Lender or Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or Agent from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Lender or (as the case may be) such Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or such Agent such additional amounts as will be sufficient to compensate such Lender or such Agent for such additional cost, reduction, payment or foregone interest or other sum.

          5.10 CAPITAL ADEQUACY. If after the date hereof any Lender or the Administrative Agent determines that (a) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by such Lender or such Agent or any corporation controlling such Lender or such Agent with any law, governmental rule, regulation, policy, guideline or directive
     (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's or such Agent's commitment with respect to any Loans to a level below that which such Lender or such Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) such Agent to be material, then such Lender or such Agent may notify the Borrower of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Interest Rate, as applicable, the Borrower agrees to pay such Lender or (as the case may be) such Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender or (as the case may be) such Agent of a certificate in accordance with Section 5.11 hereof. Each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

          5.11 CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Sections 5.9 or 5.10 and a brief explanation of such amounts which are due, submitted by any Lender or Agent to the Borrower, shall be conclusive, absent manifest error, that such amounts are due and owing.

          5.12 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of default by the Borrower in payment of the principal amount of or any interest on Loans as and when due and payable.

          5.13 REGISTRATION RIGHTS. The Borrower will file to register the resale of the Warrant Shares (as defined under the Securities Purchase Agreement) on a registration statement on Form S-1 as soon as practicable but in no event later than the Filing Deadline (as defined in the Registration Rights Agreement) and be required to have the registration statement declared effective by the Effectiveness Deadline (as defined in the Registration Rights Agreement), subject to penalties for failure to file, have declared effective or maintain effectiveness of the registration statement.

6.   COLLATERAL SECURITY.

     The Obligations shall be secured by a perfected security interest (subject only to liens in favor of the Senior Collateral Agent, for the benefit of the Senior Lenders and the Senior Agents and Permitted Liens entitled to priority under applicable law) in all of the assets of the Borrower, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which the Borrower is a party.

                                      21-

7.   REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants to the Lenders and the Agents as follows:

          7.1  CORPORATE AUTHORITY.

               7.1.1 INCORPORATION; GOOD STANDING. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of the Borrower or such Subsidiary.

               7.1.2 AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or any of its Subsidiaries and (iv) do not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, the Borrower or any of its Subsidiaries.

               7.1.3 ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

          7.2 GOVERNMENTAL APPROVALS. The execution, delivery and performance by the Borrower and any of its Subsidiaries of this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

          7.3 TITLE TO PROPERTIES; LEASES. Except as indicated on SCHEDULE 7.3 hereto, the Borrower and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens.

          7.4  FINANCIAL STATEMENTS AND PROJECTIONS.

               7.4.1 FINANCIAL STATEMENTS. There has been furnished to each of the Lenders a consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2005, and a consolidated statement of income of the Borrower and its Subsidiaries for the fiscal year then ended. Such balance sheets and statement of income have been prepared in accordance with Generally Accepted Accounting Principles and fairly present the financial condition of the Borrower as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower, which were not disclosed in such balance sheets and the notes related thereto.

               7.4.2 PROJECTIONS. The projections of the operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements presented to the Agents as the Borrower's "Business Plan", copies of which have been delivered to the Agents, are based on a variety of assumptions with respect to general economic, financial and market conditions used in formulating such projections which are believed by the Borrower to be reasonable as of the date of the "Business Plan" but that are inherently subject to significant economic and competitive uncertainties, all of which are difficult to predict and many of which are beyond the control of the Borrower. To the knowledge of the Borrower or any of its Subsidiaries, as of the Closing Date no facts exist that (individually or in the aggregate) would result in any material change in any of such projections. The "Business Plan" has been prepared on the basis of the assumptions stated therein and reflects the current estimates of the Borrower and its Subsidiaries of the results of operations and other information projected therein.

          7.5 SOLVENCY. After giving effect to the transactions contemplated by this Credit Agreement, the other Loan Documents and the Senior Lender Consent, the Borrower and its Subsidiaries on a consolidated basis are Solvent. As used herein, "Solvent" shall mean that the Borrower and its Subsidiaries (i) have assets having a fair value in excess of their liabilities, (ii) have assets having a fair value in excess of the amount required to pay their liabilities on existing debts as such debts become absolute and matured, and (iii) have, and expect to continue to have, access to adequate capital for the conduct of their business and the ability to pay their debts from time to time incurred in connection with the operation of their business as such debts mature.

          7.6 FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrower and its Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

          7.7 LITIGATION. Except as set forth in SCHEDULE 7.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower or any of its Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, reasonably be expected to materially adversely affect the properties, assets, financial condition or business of the Borrower and its Subsidiaries or materially impair the right of the Borrower and its Subsidiaries, considered as a whole, to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrower and its Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or might impair or prevent any action taken or to be taken pursuant hereto or thereto.

          7.8 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of the Borrower or any of its Subsidiaries. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the Borrower's officers, to have any materially adverse effect on the business of the Borrower or any of its Subsidiaries.

          7.9 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Borrower nor any of its Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could reasonably be expected to result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of the Borrower or any of its Subsidiaries.

          7.10 TAX STATUS. The Borrower and its Subsidiaries (a) have made or filed all federal and state income and sales and all other material tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) have set aside on their books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrower know of no basis for any such claim.

          7.11 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

          7.12 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

          7.13 ABSENCE OF FINANCING STATEMENTS, ETC. Except with respect to Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of the Borrower or any of its Subsidiaries or any rights relating thereto.

          7.14 PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Collateral Agent's security interest in the Collateral. The Collateral and the Collateral Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

          7.15 CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 7.15 hereto and except for arm's length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or such Subsidiary could obtain from third parties, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

          7.16  EMPLOYEE BENEFIT PLANS.

               7.16.1 IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. The Borrower has heretofore delivered to the Agents the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

               7.16.2 TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of
Section 3(1) or Section 3(2)(B) of ERISA, no benefits are payable to employees (or their dependents) after termination of employment (except as required by Title I, Part 6 of ERISA). The Borrower or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of the Borrower or such ERISA Affiliate without liability to any Person.

               7.16.3 GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by the Borrower or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable
Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $500,000.00.

               7.16.4 MULTIEMPLOYER PLANS. Neither the Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither the Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

          7.17 REGULATIONS U AND X. The proceeds of the Loans shall be used for working capital and general corporate purposes. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

          7.18 ENVIRONMENTAL COMPLIANCE. The Borrower has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that:

               (a) none of the Borrower, its Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would reasonably be expected to have a material adverse effect on the environment or the business, assets or financial condition of the Borrower or any of its Subsidiaries;

               (b) neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that any one of them has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B; (ii) that any hazardous waste, as defined by 42 U.S.C. Section 6903(5), any hazardous substances as defined by 42 U.S.C. Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C. Section 9601(33) and any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which any one of them has generated, transported or disposed of has been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that any Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances;

               (c) except as set forth on SCHEDULE 7.18 attached hereto: (i) no portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or operators of its properties, no Hazardous Substances have been generated or are being used on the Real Estate except in accordance with applicable Environmental Laws; (iii) there have been no releases (i.e. any past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping) or threatened releases of Hazardous Substances on, upon, into or from the properties of the Borrower or its Subsidiaries, which releases would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) to the best of the Borrower's knowledge, there have been no releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and
(v) in addition, any Hazardous Substances that have been generated on any of the Real Estate have been transported offsite only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws; and

               (d) None of the Borrower and its Subsidiaries or any of the Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.

          7.19 SUBSIDIARIES, ETC. Except as set forth on SCHEDULE 7.19 hereto, the Borrower has no Subsidiaries. Except as set forth on SCHEDULE 7.19 hereto, neither the Borrower nor any Subsidiary of the Borrower is engaged in any joint venture or partnership with any other Person.

          7.20 BANK ACCOUNTS. SCHEDULE 7.20 (as such may be amended from time to time in accordance with Section 9.9 hereof) sets forth the account numbers and location of all bank accounts of the Borrower or any of its Subsidiaries.

8.    AFFIRMATIVE COVENANTS OF THE BORROWER.

      The Borrower covenants and agrees that, so long as any Loan is outstanding or any Lender has any obligation to make any Loans.

          8.1 PUNCTUAL PAYMENT. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans, and all other amounts provided for in this Credit Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

          8.2 MAINTENANCE OF OFFICE. The Borrower will maintain its chief executive office in Chicago, Illinois, or at such other place in the United States of America as the Borrower shall designate upon written notice to the Agents, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents to which the Borrower is a party may be given or made.

          8.3 RECORDS AND ACCOUNTS. The Borrower will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with Generally Accepted Accounting Principles and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves in accordance with Generally Accepted Accounting Principles.

          8.4  FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION.  The Borrower
     will        deliver        to       each       of       the        Lenders:

               (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries and the consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with Generally Accepted Accounting Principles, and certified without qualification by PricewaterhouseCoopers LLP or by another "big four" certified public accounting firm or by other independent certified public accountants satisfactory to the Administrative Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; PROVIDED that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

               (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the unaudited consolidating balance sheet of the Borrower and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments);

               (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrower, unaudited monthly consolidated financial statements of the Borrower and its Subsidiaries for such month and unaudited monthly consolidating financial statements of the Borrower and its Subsidiaries for such month, each prepared in accordance with Generally Accepted Accounting Principles, together with a certification by the Controller, Senior Vice President of Finance or other principal financial or accounting officer of the Borrower that the information contained in such financial statements fairly presents the financial condition of the Borrower and its Subsidiaries on the date thereof (subject to quarterly and year-end adjustments);

               (d) within ten (10) days following the date hereof, the Borrower shall deliver to the Lenders projections of the operating budgets of the Borrower and its Subsidiaries on a consolidated basis, balance sheets and cash flow statements for the succeeding twenty-four (24) months, with such projections to be on a monthly basis;

               (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of the Borrower;

               (f)   INTENTIONALLY OMITTED;

               (g)   INTENTIONALLY OMITTED;

               (h) on or prior to April 30 of each calendar year, projections of the Borrower and its Subsidiaries updating those projections delivered to the Lenders and referred to in Section 7.4.2 or, if applicable, updating any later such projections delivered in response to a request pursuant to this Section 8.4(h);

               (i) within thirty (30) days of the end of each fiscal quarter, a report setting forth in reasonable detail all Capital Expenditures that each of the Borrower and its Subsidiaries has become legally obligated to make, including, without limitation, in respect of new leases, purchase contracts and construction contracts entered into in connection with new or existing retail stores or distribution centers, during the next twelve (12)-month period;

               (j) prior to the opening by the Borrower of any new retail store or distribution center at which Inventory is to be located, a supplement to SCHEDULE 2 hereto in the form of EXHIBIT L hereto, listing any additions or deletions to the list of retail stores and distribution centers of the Borrower and its Subsidiaries located in the United States, which supplement, together with SCHEDULE 2 hereto and any prior supplements, shall be deemed to constitute
SCHEDULE 2 for all purposes of this Credit Agreement;

               (k) within forty-five (45) days after the completion of each of the Borrower's semi-annual central warehouse inventory counts (which inventory counts may be observed by the Agents or by an independent party acceptable to the Agents) (i) a report with respect to the results of such inventory count and
(ii) a report with respect to the results of the Borrower's inventory counts with respect to its retail store locations conducted since the last such report delivered to the Agents and the Lenders, each in form and detail satisfactory to the Agents and the Lenders; and

               (l) from time to time such other financial data and information (including accountants and management letters) as any Agent or any Lender may reasonably request.

          8.5  NOTICES.

               8.5.1 DEFAULTS. The Borrower will promptly notify the Administrative Agent and each of the Lenders in writing of the occurrence of (a) any Default or Event of Default hereunder, (b) any Default or Event of Default under and as defined in the Senior Credit Agreement and (c) any Default or Event of Default under and as defined in the Trade Vendor Extension Agreement. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which the Borrower or any of its Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, the Borrower shall forthwith give written notice thereof to each of the Agents and each of the Lenders, describing the notice or action and the nature of the claimed default.

               8.5.2 ENVIRONMENTAL EVENTS. The Borrower will promptly give notice to the Administrative Agent and each of the Lenders (a) of any violation of any Environmental Law that the Borrower or any of its Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and (b) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of the Borrower or any of its Subsidiaries, or the Collateral Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.

               8.5.3 NOTIFICATION OF CLAIM AGAINST COLLATERAL. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the

Collateral Agent's rights with respect to the Collateral, are subject. The Borrower will, immediately upon becoming aware thereof, notify the Administrative Agent and each of the Lenders in writing of any proposed sale or transfer of any Permitted Inventory Location by the owner thereof.

               8.5.4 NOTICE OF LITIGATION AND JUDGMENTS. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries is or becomes a party involving an uninsured claim against the Borrower or any of its Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or any of its Subsidiaries and stating the nature and status of such litigation or proceedings. The Borrower will, and will cause each of its Subsidiaries to, give notice to the Administrative Agent and each of the Lenders, in writing, in form and detail satisfactory to the Administrative Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower or any of its Subsidiaries in an amount in excess of $500,000.00.

          8.6  CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES.

               (a) The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries and will not, and will not cause or permit any of its Subsidiaries to, convert to any other entity.

               (b)   The Borrower (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them; PROVIDED that nothing in this Section 8.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of the Borrower and its Subsidiaries on a consolidated basis.

          8.7  INSURANCE.

               (a) The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreement.

               (b) Contemporaneously with the execution of this Credit Agreement, and within fifteen (15) days of any date when any additional or replacement insurance coverage is obtained, the Borrower shall, and will cause each of its Subsidiaries to, deliver to the Administrative Agent true copies of certificates of insurance with respect to such additional insurance or replacement policies and, upon request and to the extent not previously delivered to the Administrative Agent, copies of the original insurance policies evidencing such additional or replacement insurance, which certificates and policies (i) in the case of property and casualty policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Agents and the Lenders, as a mortgagee, loss payee and additional insured, and (ii) in the case of liability policies, shall contain an endorsement or rider naming the Collateral Agent, for the benefit of the Agents and the Lenders, as an additional insured, with each such policy providing that such insurance shall not be canceled or amended without thirty (30) days prior written notice to the Collateral Agent.

          8.8 TAXES. The Borrower will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; PROVIDED that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall have set aside on its books adequate reserves with respect thereto; and PROVIDED FURTHER that the Borrower and each Subsidiary of the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

          8.9  INSPECTION OF PROPERTIES AND BOOKS, ETC.

               8.9.1 GENERAL. The Borrower shall permit the Lenders, through the Agents or any of the Lenders' other designated representatives, to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom), to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, and to conduct examinations and verifications of the other assets of the Borrower and its Subsidiaries and all systems and procedures of the Borrower and its Subsidiaries, including those relating to cash management and those relating to gold tracking and valuation, all at such reasonable times and intervals as either of the Agents or any Lender may reasonably request.

               8.9.2 APPRAISALS; EXAMINATIONS. (a) No more frequently than once each calendar year, or more frequently as determined by the Agents if an Event of Default shall have occurred and be continuing, upon the request of the Agents and, in each case, at the expense of the Borrower but subject to the limitations set forth in Section 16, the Borrower will obtain and deliver to the Administrative Agent such appraisals of the Collateral as the Administrative Agent in its sole discretion, may deem are necessary or appropriate.

               (b) No more frequently than once each calendar year, or more frequently as determined by the Agents if an Event of Default shall have occurred and be continuing, upon the request of the Agents and, in each case at the expense of the Borrower but subject to the limitations set forth in Section 16, the Borrower will obtain and deliver to the Administrative Agent (which may be affiliated with one of the Lenders) such commercial finance field examinations of the Borrower's books and records as the Administrative Agent, in its sole discretion, may deem necessary or appropriate.

               8.9.3  INTENTIONALLY OMITTED.

               8.9.4  COMMUNICATIONS  WITH ACCOUNTANTS.  The Borrower authorizes the Agents and, if accompanied by the Agents, the Lenders to communicate directly with the Borrower's independent certified public accountants and authorizes such accountants to disclose to the Agents and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of the Borrower or any of its Subsidiaries. At the request of the Agents, the Borrower shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 8.9.4

          8.10 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Borrower will, and will cause each of its Subsidiaries to, comply with (a) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a materially adverse effect either individually or in the aggregate upon the business, assets or financial condition of the Borrower or any of its Subsidiaries, (b) the provisions of its charter documents and by-laws, (c) all agreements and instruments by which it or any of its properties may be bound, except where the failure to so comply would not reasonably be expected to have a materially adverse effect either individually or in the aggregate upon the business, assets or financial condition of the Borrower or any of its Subsidiaries, and (d) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or any of its Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which the Borrower or such Subsidiary is a party, the Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of the Borrower or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agents and the Lenders with evidence thereof.

          8.11 EMPLOYEE BENEFIT PLANS. The Borrower will (a) promptly upon filing the same with the Department of Labor or Internal Revenue Service upon request of the Agents, furnish to each of the Agents a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (b) promptly upon receipt or dispatch, furnish to each of the Agents any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA.

          8.12 USE OF PROCEEDS. The Borrower will use the proceeds of the Loans for working capital and general corporate purposes and to pay other fees and expenses, including, without limitation, for the payment of accrued and unpaid interest under the Original Credit Agreement and the Closing Date Portion of the Closing Fee, in each case, on the Closing Date, and in the case of the Initial Loan, as provided in the payment direction letter dated as of the Initial Closing Date, executed by the Borrower and delivered to the Administrative Agent under the Original Credit Agreement,. and in the case of the Additional Loan, as provided in the payment direction letter dated as of the date hereof, executed by the Borrower and delivered to the Administrative Agent.

          8.13 ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, the Borrower or any of its Subsidiaries acquires or leases for a term in excess of five (5) years real estate used as a manufacturing or warehouse facility, the Borrower shall notify the Agents promptly thereof, and upon the request of the Lenders, the Borrower shall, or shall cause such Subsidiary to, forthwith deliver to the Collateral Agent a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agents, together with title insurance policies, surveys, evidences of insurances with the Collateral Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as shall be reasonably satisfactory to the Agents. The Borrower further agrees that, following the taking of such actions with respect to such real estate, the Collateral Agent shall have for the benefit of the Lenders and the Agents a valid and enforceable mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

          8.14 BANK ACCOUNTS. The Borrower shall, and shall cause each of its Subsidiaries to, comply with the cash management provisions of the Senior Credit Agreement (or any successor or replacement agreement acceptable to Agent), including, without limitation, Section 8.14 of the Senior Credit Agreement (as in effect on the date hereof); PROVIDED that, if the Senior Credit Agreement shall have been terminated and the Borrower shall not have entered into a successor or replacement agreement acceptable to the Agents, then the Borrower shall, and shall cause each of its Subsidiaries to, enter into control agreements, cash management agreements, lockbox agreements and other similar agreements in form and substance and reasonably satisfactory to Agents.

          8.15 INVENTORY RESTRICTIONS. The Borrower shall cause, and shall cause each of its Subsidiaries to cause, Consigned Precious Metal and all Eligible Inventory (in each case as such term, and each component definition thereof, is defined in the Senior Credit Agreement) to be located at all times solely at Permitted Inventory Locations, and to be sold or otherwise disposed of in the ordinary course of the Borrower's or such Subsidiary's business, consistent with past practices or as required pursuant to the terms of this Credit Agreement.

          8.16 PRIVATE LABEL CREDIT CARD PROGRAM. The Borrower will maintain in effect at all times credit programs provided by Persons other than the Borrower and its Subsidiaries which are non-recourse to the Borrower and its Subsidiaries.

          8.17 OPERATING ACCOUNTS. The Borrower will maintain all of its operating accounts (other than Store Accounts subject to a Blocked Account Agreement) with the Senior Administrative Agent or, if at any time the Senior Credit Agreement is terminated, with financial institutions reasonably acceptable to the Agents.

          8.18 FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Agents and execute such further instruments and documents as any of the Lenders or the Agents shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

          8.19 NEW SUBSIDIARIES. The Borrower shall, immediately upon any Investment in a new Subsidiary permitted by Section 9.3(f) hereof, pledge to the Collateral Agent, for the benefit of the Lenders and the Agents, the capital stock of each new Subsidiary in which the Borrower invests pursuant to a stock pledge agreement in form and substance satisfactory to the
     Agents and the Lenders, and such new Subsidiary shall grant to the Collateral Agent a perfected priority security interest (subject only to liens in favor of the Senior Collateral Agent, for the benefit of the Senior Lenders and the Senior Agents and Permitted Liens entitled to priority under applicable law) in all of its personal property assets (with such exceptions as are acceptable to the Required Lenders) pursuant to an instrument of adherence to the Security Agreement in form and substance satisfactory to the Agents and the Lenders. In addition, the Borrower shall immediately upon such Investment, revise SCHEDULE 7.19 hereto to reflect the acquisition of each new Subsidiary. Each new Subsidiary in which the Borrower invests shall, immediately upon such Investment, execute and deliver to the Collateral Agent, for the benefit of the Lenders and the Agents, a guaranty of the payment and performance of all of the
     Obligations, in form and substance satisfactory to the Agents and the Lenders, together with acceptable security documents including without limitation, the aforementioned instrument of adherence to the Security Agreement, legal opinions, and other documents and instruments necessary to demonstrate the due authorization, execution and delivery by such new Subsidiary of such guaranty and such security documents and to perfect the Collateral Agent's security interest in all of such new Subsidiary's assets, including (a) the resolutions of the Board of Directors or equivalent body of such new Subsidiary and the charter and by-laws (or the equivalent thereof) of such new Subsidiary, certified by an officer of such new Subsidiary, (b) a good standing certificate of such new Subsidiary in its jurisdiction of incorporation, (c) a certificate of the Secretary or an Assistant Secretary of such new Subsidiary certifying the names and true signatures of the officers of such new Subsidiary authorized to sign such guaranty and such security documents, (d) UCC-1 financing statements, and
     (e) such other documents as the Collateral Agent may reasonably request. Upon delivery of the aforementioned documents, such new Subsidiary shall become a guarantor of the Obligations hereunder and, except as otherwise agreed to by the Required Lenders, shall comply with and be bound by all of the terms and conditions of the Loan Documents as a Subsidiary of the Borrower thereunder, and the Borrower shall cause such new Subsidiary to take all actions which it would have been required to make or take had it been a Subsidiary of the Borrower on the Closing Date, including making all representations and warranties as a guarantor under each of the Loan Documents. Notwithstanding anything contained in this Section 8.19 to the contrary and to the extent permitted pursuant to

     Section 9.12, no Subsidiary which is incorporated or organized outside the United States of America (a "Foreign Subsidiary") shall be required hereunder to execute or deliver a guaranty or security agreement or otherwise pledge, or grant a security interest in, any of its assets, and the Borrower and any Subsidiary shall not be required to pledge more than sixty-five percent (65%) of the outstanding capital stock, or other equity interest, of any Foreign Subsidiary, in each case to the extent such guaranty, security agreement, pledge or grant would cause a deemed repatriation of the accumulated earnings and profits of such Foreign Subsidiary to its parent.

          8.20 LANDLORD WAIVERS. To the extent required by the Administrative Agent in its sole discretion upon written notice to the Borrower, the Borrower shall exercise commercially reasonable best efforts to obtain Landlord Waivers with respect to all Permitted Inventory Locations that are subject to Specified Leases, including, without limitation, Landlord Waivers in connection with leases extended, renegotiated or entered into after the Closing Date.

9.   CERTAIN NEGATIVE COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

          9.1 RESTRICTIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

               (a) Indebtedness to the Senior Lenders arising under any of the Senior Loan Documents;

               (b) Indebtedness to the Lenders and the Agents arising under any of the Loan Documents;

               (c) current liabilities of the Borrower or such Subsidiary incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

               (d) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 8.8;

               (e) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which the Borrower or such Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

               (f) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

               (g) Indebtedness existing on the date hereof and listed and described on SCHEDULE 9.1 hereto;

               (h) Indebtedness owed by the Borrower or any of its Subsidiaries to trade vendors, in the amount of the cost to the Borrower or such Subsidiary of inventory held on consignment from such trade vendors, including in connection with and pursuant to the Trade Vendor Extension Agreement; and

               (i) Indebtedness of the Borrower and its Subsidiaries other than that permitted elsewhere in this Section 9.1 in an aggregate principal amount not to exceed $2,000,000 at any time outstanding; provided that (i) the Net Proceeds from such Indebtedness are applied in accordance with Section 5.4.5 hereof and (ii) no Default or Event of Default has occurred and is continuing at the time such Indebtedness is incurred and none would exist after giving effect thereto;

PROVIDED, HOWEVER, the Borrower will not, and will not permit any of its Subsidiaries to, engage in any form of "off balance sheet" financing, including, without limitation, the lease of any assets by the Borrower or any of its Subsidiaries as lessee under any synthetic lease referred to in clause (vi) of the definition of the term "Indebtedness."

          9.2 RESTRICTIONS ON LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; PROVIDED that the Borrower and any Subsidiary of the Borrower may create or incur or suffer to be created or incurred or to exist (the "Permitted Liens"):

               (a) liens in favor of the Borrower on all or part of the assets of Subsidiaries of the Borrower securing Indebtedness owing by Subsidiaries of the Borrower to the Borrower;

               (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties to secure claims for labor, material or supplies in respect of obligations not overdue;

               (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

               (d) liens on properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 9.1(e);

               (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue;

               (f) encumbrances on Real Estate consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which the Borrower or a Subsidiary of the Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrower interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower and its Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of the Borrower individually or of the Borrower and its Subsidiaries on a consolidated basis;

               (g)   liens existing on the date hereof and listed on SCHEDULE
9.2 hereto;

               (h) purchase money security interests in or purchase money mortgages on real or personal property acquired after the date hereof to secure purchase money Indebtedness in an amount permitted by Section 9.1(i), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired;

               (i) liens in favor of the Senior Collateral Agent, for the benefit of the Senior Lenders and the Senior Agents, under the Senior Loan Documents; PROVIDED that such liens are subject to the Intercreditor Agreement;

               (j) liens to secure obligations under any notes provided to the trade vendors pursuant to the Trade Vendor Extension Agreement; PROVIDED that such liens are subject to the Trade Vendor Intercreditor Agreement; and

               (k) liens on inventory and proceeds thereof (up to the cost thereof to the Borrower or such Subsidiary) held on consignment from trade vendors securing obligations to return or pay the purchase price of such inventory.

          9.3 RESTRICTIONS ON INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

               (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or such Subsidiary;

               (b)   demand   deposits,  certificates   of    deposit,   bankers
acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

               (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

               (d)   Investments existing  on the  date  hereof  and  listed  on
SCHEDULE 9.3 hereto;

               (e) Investments consisting of loans, advances or guaranties to or for the benefit of employees in the ordinary course of business not to exceed $250,000.00 in the aggregate at any time outstanding; and

               (f)   Investments to the extent permitted under Section 9.4;

PROVIDED,  HOWEVER,  that, with the exception of demand deposits  referred to in
Section 9.3(b) and loans and advances referred to in Section 9.3(e), such Investments will be considered Investments permitted by this Section 9.3 only if all actions have been taken to the satisfaction of the Agents to provide to the Collateral Agent, for the benefit of the Lenders and the Agents, a perfected security interest in all of such Investments free of all encumbrances other than Permitted Liens.

          9.4  DISTRIBUTIONS.  The  Borrower  will not  make any  Distributions.

          9.5 MERGER, CONSOLIDATION; DISPOSITION OF ASSETS; ISSUANCE OF EQUITY SECURITIES.

               9.5.1 MERGERS AND ACQUISITIONS. Except as contemplated by the Merger Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition (other than the acquisition of assets in the ordinary course of business consistent with past practices) except the merger or consolidation of one or more of the Subsidiaries of the Borrower with and into the Borrower, or the merger or consolidation of two or more Subsidiaries of the Borrower. The Borrower will not, and will not permit any of its Subsidiaries to, agree to or effect any asset acquisition or stock acquisition without the prior written consent of the Required Lenders.

               9.5.2 DISPOSITION OF ASSETS. Except as contemplated by the Merger Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than the disposition of (a) inventory in the ordinary course of business, consistent with past practices, (b) inventory, equipment, fixtures and leasehold interests of the Borrower in connection with the sale by the Borrower in the ordinary course of business of any retail store locations, (c) obsolete equipment in connection with the replacement thereof provided that such assets shall not have an aggregate value in excess of $750,000.00 for all such sales occurring in any fiscal year, (d) retail installment sales accounts so long as such sales (i) are without recourse to the Borrower, (ii) are for cash in an amount equal to not less than 85% of the amount of such accounts, (iii) are done within one month of the creation of such accounts, and (iv) are otherwise consistent with past practices of the Borrower, (e) other assets pursuant to sale transactions or sale and leaseback transactions provided that (i) the Borrower receives cash proceeds from such transactions equal to the fair market value of such assets, (ii) the Net Proceeds from such transactions are applied in accordance with Section 5.4.5 hereof and (iii) no Default or Event of Default has occurred and is continuing at the time any such transaction is consummated and none would exist after giving effect thereto, and (f) notwithstanding anything to the contrary contained elsewhere in any Loan Documents, non-exclusive licenses of intellectual property including trademarks and tradenames, and outside of the United States, exclusive licenses of such intellectual property.

          9.6 SALE AND LEASEBACK. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary of the Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that the Borrower or any Subsidiary of the Borrower intends to use for substantially the same purpose as the property being sold or transferred.

          9.7 COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) use any of the Real Estate or any portion thereof for the handling, processing, storage or disposal of Hazardous Substances, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances, (c) generate any Hazardous Substances on any of the Real Estate, (d) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause a release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) or threatened release of Hazardous Substances on, upon or into the Real Estate or (e) otherwise conduct any activity at any Real Estate or use any Real Estate in any manner that would violate any Environmental Law or bring such Real Estate in violation of any Environmental Law, where, in the case of any such violation described in this clause (e), such violation could reasonably be expected to have a materially adverse effect, either individually or in the aggregate, upon the business, assets or financial condition of the Borrower or any of its Subsidiaries.

          9.8 EMPLOYEE BENEFIT PLANS. Neither the Borrower nor any ERISA Affiliate will

               (a) engage in any non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code which could reasonably be expected to result in a material liability for the Borrower or any of its Subsidiaries; or

               (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

               (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could reasonably be expected to result in the imposition of a lien or encumbrance on the assets of the Borrower or any of its Subsidiaries pursuant to Section 302(f) or Section 4068 of ERISA; or

               (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities, by more than the amount set forth in Section 7.16.3.

          9.9 BANK ACCOUNTS. The Borrower will not, and will not permit any of its Subsidiaries to, (a) establish any bank accounts, including, without limitation, any deposit accounts, other than those listed on SCHEDULE 7.20 (as such may be amended from time to time to include those depository institutions acceptable to the Administrative Agent which have executed and delivered Blocked Account Agreements in favor of the Senior Collateral Agent or, if required by Section 8.14, in favor of the Collateral Agent and in a form reasonably acceptable to the Agents) without the Agents' prior written consent, (b) violate directly or indirectly any bank agency or lock box agreement in favor of the Collateral Agent for the benefit of the Lenders and the Agents with respect to such account.

          9.10 CONSIGNMENT TRANSACTIONS. Except pursuant to this Credit Agreement, the Borrower will not, nor will the Borrower permit or suffer any of its Subsidiaries to, enter into any consignment transactions, including consignments of Precious Metal; PROVIDED, that the Borrower or its Subsidiaries may enter into arrangements for consignments of inventory from vendors in the ordinary course of business, consistent with past practices.

          9.11 TRANSACTIONS WITH AFFILIATES. Except for transactions which are described on SCHEDULE 7.15 hereto or are contemplated by the Merger Agreement, the Borrower will not, nor will the Borrower permit or suffer any of its Subsidiaries to, conduct any transactions among themselves or with any Affiliates of the Borrower, other than transactions in the ordinary course of the Borrower's or such Subsidiary's business, consistent with past practices, and upon terms not materially less favorable to such Borrower or Subsidiary than it could obtain in a comparable arm's-length transaction with a party other than the Borrower, such Subsidiary or such Affiliate.

          9.12 SUBSIDIARIES. The Borrower will not create any Foreign Subsidiary without the prior written consent of the Administrative Agent. Other than Whitehall Jewelers.com, LLC, which is a dormant Subsidiary, the Borrower will not create any Subsidiaries unless the Borrower and such Subsidiary complies with Section 8.19. The Borrower will not permit Whitehall Jewelers.com, LLC to conduct any operations or own any assets until such Subsidiary complies with Section 8.19.

          9.13 ISSUANCE OF EQUITY SECURITIES. The Borrower will not, and will not permit any of its Subsidiaries to, issue any equity securities, including, without limitation, any issuance of warrants, options or subscription rights, unless (i) the Borrower receives solely cash proceeds from each such issuance, (ii) the Net Proceeds from such issuance are applied in accordance with Section 5.4.4 hereof and (iii) no Default or Event of Default has occurred and is continuing at the time any such issuance is consummated and none would exist after giving effect thereto.

          9.14 AMENDMENTS OF SENIOR LOAN DOCUMENTS. Unless the Lenders and the Agents provide their prior written consent, the Borrower will not, and will not permit any

     Subsidiary to, amend, modify, alter, increase, or change any of the terms or conditions of (or permit the amendment, modification, alteration, increase or other change in any manner of) any of the Senior Loan Documents if such amendment, modification, alteration, increase or other change would:

               (a) cause the Obligations as defined in and under the Senior Credit Agreement to exceed $155,000,000 plus bank product obligations;

               (b) increase the interest rate applicable to any obligation in respect of Indebtedness under the Senior Credit Agreement by more than 200 basis points above the rate of interest applicable to such obligation under the Senior Credit Agreement (as in effect on the date hereof) (except in connection with (A) the imposition of a default rate of interest in accordance with the terms of the Senior Loan Documents or (B) as expressly contemplated by the definitions of the terms "Base Rate" and "LIBOR Rate", respectively, in each case as set forth in the Senior Loan Documents (as in effect on the date hereof));

               (c) release any Reserve (as such term is defined in the Senior Credit Agreement);

               (d) amend the definition (including each component thereof) of, or change the methodology of calculating, the following terms, other than as expressly permitted pursuant to the terms of the Intercreditor Agreement:
"Borrowing Availability", "Borrowing Base", "Collateral", "Outstanding Facility Amounts", "Reserves" or "Revolving Loan Borrowing Base", or amend any provision of the Security Documents (as defined in the Senior Credit Agreement) in any manner adverse to the Agents or the Lenders.

10. FINANCIAL COVENANTS OF THE BORROWER.

     The Borrower covenants and agrees that, so long as any Loan or Note is outstanding or any Lender has any obligation to make any Loans:

          10.1 AVAILABILITY. The Borrower shall maintain Borrowing Availability (as such term, and each component definition thereof, is defined in the Senior Credit Agreement) in an amount greater than $7,000,000.00 at all times.

          10.2 INTENTIONALLY OMITTED.

          10.3  BUSINESS  PLAN. No sooner than Ninety (90) nor later than Thirty
     (30) days prior to the end of each of the Borrower's fiscal years, the Borrower shall have delivered to the Administrative Agent a business plan covering the succeeding fiscal year, in form and substance acceptable to the Agents, in the Agents' sole and exclusive discretion, demonstrating adequate liquidity for the Borrower's business operations through the end of that succeeding fiscal year.

          10.4 INTENTIONALLY OMITTED.

11. CLOSING CONDITIONS.

     The effectiveness of this Credit Agreement and the obligations of the Lenders to make the Additional Loan shall be subject to the satisfaction of the following conditions precedent:

          11.1 LOAN DOCUMENTS, ETC. Each of this Credit Agreement, the Notes and the Guarantor Consent shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. Each other Loan Document executed and delivered in connection with the Original Credit Agreement and the Registration Rights Agreement shall be in full force and effect. Each Lender shall have received a fully executed copy of each such document and such other documents and certificates as the Agents may request.

          11.2 CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Lenders shall have received from the Borrower and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (a) its charter or other incorporation documents as in effect on such date of certification, and (b) its by-laws as in effect on such date.

          11.3 CORPORATE, ACTION. All corporate action necessary for the valid execution, delivery and performance by the Borrower and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

          11.4 INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from the Borrower and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Borrower or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of each of the Borrower of such Subsidiary, each of the Loan Documents to which the Borrower or such Subsidiary is or is to become a party and; (b) to give notices and to take other action on its behalf under the Loan Documents.

          11.5 VALIDITY OF LIENS. The Security Documents which were executed and delivered in connection with the Original Credit Agreement shall be effective to create in favor of the Collateral Agent a legal, valid and enforceable security interest in and lien upon the Collateral.

          11.6 PERFECTION CERTIFICATE AND UCC SEARCH RESULTS. To the extent required by the Collateral Agent, the Collateral Agent shall have received from the Borrower a completed and fully executed Perfection Certificate and the results of current UCC searches with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agents and the Lenders.

          11.7 CERTIFICATES OF INSURANCE. The Agents shall have received (a) a certificate of insurance from an independent insurance broker dated as of a date no more than five days prior to the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreement and (b) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

          11.8 BORROWING BASE REPORT; CONSIGNED PRECIOUS METAL REPORT; MONTHLY INVENTORY REPORT. The Agents shall have received from the Borrower a Borrowing Base Report dated as of the most recent practicable date, the initial Consigned Precious Metal Report (as defined in, and as each component definitions is defined in the Senior Credit Agreement), and the initial Monthly Inventory Report , in each case prepared on the basis of the best available data, each dated as of the Closing Date. 11.9 ACCOUNTS PAYABLE AGING REPORT. The Agents shall have received from the Borrower the most recent accounts payable aging report of the Borrower dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and the Borrower shall have notified the Agents in writing on the Closing Date of any material deviation from the accounts payable values reflected in such accounts payable aging report and shall have provided the Agents with such supplementary documentation as the Agents may reasonably request.

          11.10  INTENTIONALLY OMITTED.

          11.11 INTERCREDITOR AGREEMENT. The Senior Agents, on behalf of the Senior Lenders and the Agents, on behalf of the Lenders shall have entered into the Intercreditor Agreement, which shall be in form and substance satisfactory to the Agents.

          11.12 OPINION OF COUNSEL. Each of the Lenders and the Agents shall have received a favorable legal opinion addressed to the Lenders and the Agents, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agents, from Sidley Austin LLP, counsel to the Borrower and its Subsidiaries.

          11.13 PAYMENT OF FEES; PAYMENT OF ACCRUED AND UNPAID INTEREST UNDER ORIGINAL CREDIT AGREEMENT. The Borrower shall have paid to the Persons specified in Section 5.6 the Closing Date Portion of the Closing Fee pursuant to Section 5.6 (which Closing Date Portion of the Closing Fee may be paid by directing the Administrative Agent in writing to debit the amount of the Closing Date Portion of the Closing Fee from the proceeds of the Additional Loan). In addition, the Borrower shall have paid to the Lenders all accrued and unpaid interest under the Original Credit Agreement (which accrued and unpaid interest may be paid by directing the Administrative Agent in writing to debit such amounts from the proceeds of the Additional Loan).

          11.14  INTENTIONALLY OMITTED.

          11.15 FINANCIAL STATEMENTS. The Agents and the Lenders shall have received the financial statements for the month ended December 31, 2005.

          11.16 CONSENTS AND APPROVALS. The Agents shall have received evidence that there shall have been obtained by all of the parties to the transactions contemplated hereby, and shall be in full force and effect all regulatory, creditor, lessor and other third party consents and approvals necessary to complete the transactions contemplated hereby.

          11.17 INTENTIONALLY OMITTED.

          11.18 INTENTIONALLY OMITTED.

          11.19 INTENTIONALLY OMITTED.

          11.20 INTENTIONALLY OMITTED.

          11.21 SENIOR LENDER CONSENT. The Agents shall have received a fully executed copy of the Senior Lender Consent, in form and substance satisfactory to the Agents.

          11.22 MERGER AGREEMENT. The Agents shall have received a fully executed copy of the Merger Agreement, which Merger Agreement shall be in full force and effect and shall be in form and substance satisfactory to the Agents.

          11.23 REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of the Borrower and its Subsidiaries contained in this Credit Agreement and the other Loan Documents shall be true and correct in all material respects as of the Closing Date and no Default or Event of Default shall have occurred and be continuing.

          11.24 NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan.

          11.25 GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

12. INTENTIONALLY DELETED.

13. EVENTS OF DEFAULT; ACCELERATION; ETC.

          13.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

               (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable or required, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (b) the Borrower or any of its Subsidiaries (i) shall fail to pay any interest on the Loans (A) within one (1) day following the date when the same shall become due and payable, other than at the stated date of maturity or any accelerated date of maturity or (B) when the same shall become due and payable at the stated date of maturity or any accelerated date of maturity or (ii) shall fail to pay sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

               (c) the Borrower shall fail to comply with any of its covenants contained in Section 8 (other than Sections 8.6(b), 8.13 and 8.17), 9 or 10;

               (d) the Borrower or any of its Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section 13.1) for fifteen (15) days after written notice of such failure has been given to the Borrower by the Administrative Agent;

               (e) any representation or warranty of the Borrower or any of its Subsidiaries in this Credit Agreement or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

               (f) the Borrower or any of its Subsidiaries shall (i) fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or
(ii) fail to observe or perform any material term, covenant, or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received, or in respect of any Capitalized Leases, in each case under this subparagraph (f) in excess of $1,000,000.00, including without limitation, under the Senior Loan Documents or under the Trade Vendor Term Sheet or the Trade Vendor Extension Agreement, for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, whether or not any such acceleration has taken place;

               (g) the Borrower or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or of any substantial part of the assets of the Borrower or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries and the Borrower or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

               (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

               (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against the Borrower or any of its Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrower or any of its Subsidiaries exceeds in the aggregate $1,500,000.00;

               (j) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Collateral Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

               (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,500,000.00 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

               (l) the Borrower or any of its Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order shall continue in effect for more than thirty (30) days;

               (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than ten (10) consecutive days, the cessation or substantial curtailment of revenue producing activities at retail locations of the Borrower or any of its Subsidiaries constituting twenty-five percent (25%) or more of the Borrower's and its Subsidiaries retail locations if such event or circumstance is not covered by business interruption insurance;

               (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of the Borrower or such Subsidiary; or

               (o) the Borrower or any of its Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against the Borrower or any of its Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of the Borrower or such Subsidiary having a fair market value in excess of $1,500,000.00;

then, and in any such event so long as the same may be continuing, the Agents may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED that in the event of any Event of Default specified in Sections 13.1(g) or 13.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agents or any Lenders.

          13.2 INTENTIONALLY OMITTED.

          13.3 REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to Section 13.1, each Lender, if owed any amount with respect to the Loans may, with the consent of the Required Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agents or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

14.  SETOFF.

     Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to the Borrower and any securities or other property of the Borrower in the possession of any Lender may be applied to or set off by such Lenders against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Lender. Each of the Lenders agrees with each other Lenders that (a) if an amount to be set off is to be applied to Indebtedness of the Borrower to such Lenders, other than Indebtedness evidenced by the Notes held by such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lenders, and (b) if such Lenders shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, such Lenders by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, such Lenders any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lenders will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, PRO TANTO assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it, its proportionate payment as contemplated by this Credit Agreement; PROVIDED that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

15. THE AGENTS.

          15.1 APPOINTMENT OF THE AGENTS.

               (a) Each Lender appoints and designates PWJ Lending LLC as the "Administrative Agent" and as "Collateral Agent" hereunder and under the Loan Documents.

               (b)   Each Lender authorizes the Agents:

                    (i) To execute those of the Loan Documents and all other instruments relating thereto to which the Agents are a party.

                    (ii) To take such action on behalf of the Lenders and to exercise all such powers as are expressly delegated to the Agents hereunder and in the Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto.

          15.2 RESPONSIBILITIES OF AGENTS.

               (a) The Agents shall not have any duties or responsibilities to, or any fiduciary relationship with, any Lender except for those expressly set forth in this Credit Agreement.

               (b) Neither the Agents nor any of their Affiliates or Related Funds shall be responsible to any Lender for any of the following:

                    (i) Any recitals, statements, representations or warranties made by the Borrower or any other Person.

                    (ii) Any appraisals or other assessments of the assets of the Borrower or of any other Person responsible for or on account of the Obligations.

                    (iii)  The  value,  validity,  effectiveness,   genuineness,
          enforceability, or sufficiency of this Credit Agreement, the Loan Documents, or any other document referred to or provided for therein.

                    (iv) Any failure by the Borrower or any other Person (other than that Agent) to perform its obligations under the Loan Documents.

               (c) The Agents may employ attorneys, accountants, and other professionals and agents and attorneys in fact and shall not be responsible for the negligence or misconduct of any such attorneys, accountants, and other professionals or agents or attorneys in fact selected by the Agents with reasonable care. No such attorney, accountant, other professional, agent, or attorney in fact shall be responsible for any action taken or omitted to be taken by any other such Person.

               (d) Neither the Agents, nor any of their directors, officers, or employees shall be responsible for any action taken or omitted to be taken or omitted to be taken by any other of them in connection herewith in reliance upon advice of its counsel nor, in any other event except for any action taken or omitted to be taken as to which a final judicial determination has been or is made (in a proceeding in which such Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

               (e) The Agents shall not have any responsibility in any event for more funds than the Agents actually receive and collect.

               (f) The Agents, in their separate capacity as a Lender, shall have the same rights and powers hereunder as any other Lender.

          15.3 CONCERNING DISTRIBUTIONS BY THE AGENTS.

               (a) The Agents in the Agents' reasonable discretion based upon the Agents' determination of the likelihood that additional payments will be received, expenses incurred, and/or claims made by third parties to all or a portion of such proceeds, may delay the distribution of any payment received on account of the Obligations.

               (b) The Agents may disburse funds prior to determining that the sums which the Agents expect to receive have been finally and unconditionally paid to the Agents. If and to the extent that the Agents do disburse funds and it later becomes apparent that the Agents did not then receive a payment in an amount equal to the sum paid out, then any Lender to whom the Agents made the funds available, on demand from the Agents, shall refund to the Agents the sum paid to that person.

               (c) If, in the opinion of the Agents, the distribution of any amount received by the Agents might involve the Agents in liability, or might be prohibited hereby, or might be questioned by any Person, then the Agents may refrain from making distribution until the Agents' right to make distribution has been adjudicated by a court of competent jurisdiction.

               (d) The proceeds of any Lender's exercise of any right of, or in the nature of, set off shall be deemed, First, to the extent that a Lender is entitled to any distribution hereunder, to constitute such distribution and Second, shall be shared with the other Lenders as if distributed pursuant to (and shall be deemed as distributions under this Credit Agreement.

               (e) In the event that (x) a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agents is to be repaid or disgorged or (y) those Lenders adversely affected thereby determine to effect such repayment or disgorgement, then each Lender to which any such distribution shall have been made shall repay, to the Agents which had made such distribution, that Lender's pro rata share of the amount so adjudged or determined to be repaid or disgorged.

          15.4 DISTRIBUTIONS OF NOTICES AND OTHER DOCUMENTS. Each Agent will forward to each Lender, promptly after that Agent's receipt thereof, a copy of each notice or other document furnished to the Agents pursuant to this Credit Agreement, including Borrowing Base Reports, and annual financial statements received from the Borrower pursuant to this Credit Agreement, other than any of the following:

               (a)   Routine or nonmaterial communications.

               (b) Any notice or document required by any of the Loan Documents to be furnished to the Lenders by the Borrower.

               (c) Any notice or document of which any Agents has knowledge that such notice or document had been forwarded to the Lenders other than by the Agents.

          15.5 CONFIDENTIAL INFORMATION.

               (a) Each Lender will maintain, as confidential, all of the following:

                    (i) Proprietary approaches, techniques, and methods of analysis which are applied by the Agents in the administration of the credit facility contemplated by this Credit Agreement.

                    (ii) Proprietary forms and formats utilized by the Agents in providing reports to the Lenders pursuant hereto, which forms or formats are not of general currency.

                    (iii) The results of financial examinations, reviews, inventories, analysis, appraisals, and other information concerning, relating to, or in respect of the Borrower and prepared by or at the request of, or furnished to any of, the Lenders by or on behalf of the Agents.

               (b) Nothing included herein shall prohibit the disclosure of any such information as may be required to be provided by judicial process or by regulatory authorities having jurisdiction over any party to this Credit Agreement.

          15.6 RELIANCE BY AGENTS. The Agents shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, telex, or facsimile) reasonably believed by the Agents to be genuine and correct and to have been signed or sent by or on behalf of the proper person or persons, and upon advice and statements of attorneys, accountants and other experts selected by the Agents. As to any matters not expressly provided for in this Credit Agreement, any Loan Document, or in any other document referred to therein, the Agents shall in all events be fully protected in acting, or in refraining from acting, in accordance with the applicable consent required by this Credit Agreement. Instructions given with the requisite consent shall be binding on all Lenders.

          15.7  NON-RELIANCE ON AGENTS AND OTHER LENDERS.


               (a) Each Lender represents to all other Lenders and to the Agents that such Lender:

               (i) Independently and without reliance on any representation or act by Agents or by any other Lender, and based on such documents and information as that Lender has deemed appropriate, has made such Lender's own appraisal of the financial condition and affairs of the Borrower and decision to enter into this Credit Agreement.

               (ii) Has relied upon that Lender's review of the Loan Documents by that Lender and by counsel to that Lender as that Lender deemed appropriate under the circumstances.

               (b) Each Lender agrees that such Lender, independently and without reliance upon the Agents or any other Lender, and based upon such documents and information as such Lender shall deem appropriate at the time, will continue to make such Lender's own appraisals of the financial condition and affairs of the Borrower when determining whether to take or not to take any discretionary action under this Credit Agreement.

               (c) The Agents, in the discharge of that Agents' duties hereunder, shall not

               (i) Be required to make inquiry of, or to inspect the properties or books of, any Person.

               (ii) Have any responsibility for the accuracy or completeness of any financial examination, review, inventory, analysis, appraisal, and other information concerning, relating to, or in respect of the Borrower and prepared by or at the request of, or furnished to any of, the Lenders by or on behalf of the Agents.

               (d) Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agents hereunder, the Agents shall not have any affirmative duty or responsibility to provide any Lender with any credit or other information concerning any Person, which information may come into the possession of Agents or any Affiliate of the Agents.

               (e) Each Lender, at such Lender's request, shall have reasonable access to all non-privileged documents in the possession of the Agents, which documents relate to the Agents' performance of their duties hereunder.

          15.8 INDEMNIFICATION.

               Without limiting the liabilities of the Borrower under any this or any of the other Loan Documents, each Lender shall indemnify the Agents, pro rata, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including attorneys' reasonable fees and expenses and other out of pocket expenditures) which may at any time be imposed on, incurred by, or asserted against the Agents and in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to therein or the transactions contemplated thereby or the enforcement of any of terms hereof or thereof or of any such other documents, provided, however, no Lender shall be liable for any of the foregoing to the extent that any of the foregoing arises from any action taken or omitted to be taken by the Agents as to which a final judicial determination has been or is made (in a proceeding in which each Agent has had an opportunity to be heard) that the Agents had acted in a grossly negligent manner, in actual bad faith, or in willful misconduct.

          15.9 RESIGNATION OF AGENTS.

               (a) Any Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Majority Lenders shall have the right to appoint a successor to such Agent (and if no Event of Default has occurred, with the consent of the Borrower, not to be unreasonably withheld and, in any event, deemed given by the Borrower if no written objection is provided by the Borrower to the (resigning) Agent within seven (7) Business Days notice of such proposed appointment). If there is no Majority Lenders or if a successor Agent shall not have been so appointed and accepted such appointment within 30 days after the giving of notice by the resigning Agent, then the resigning Agent in consultation with the Borrower so long as no Event of Default is then continuing may appoint a successor Agent, which shall be a financial institution having a combined capital and surplus in excess of $200 Million. The consent of the Borrower otherwise required by this Section (a) shall not be required if an Event of Default has occurred.

               (b) Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor shall thereupon succeed to, and become vested with, all the rights, powers, privileges, and duties of the (resigning) Agent so replaced, and the (resigning) Agent shall be discharged from the (resigning) Agent's duties and obligations hereunder, other than on account of any responsibility for any action taken or omitted to be taken by the (resigning) Agents as to which a final judicial determination has been or is made (in a proceeding in which the (resigning) Person has had an opportunity to be heard) that such Person had acted in a grossly negligent manner in bad faith or in willful misconduct.

               (c) After any retiring Agent's resignation, the provisions of this Credit Agreement and of all other Loan Documents shall continue in effect for the retiring Person's benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent

          15.10 ADMINISTRATION OF CREDIT FACILITIES.

               (a) Except as otherwise specifically provided in this Credit Agreement, each Agent may take any action with respect to the credit facility contemplated by the Loan Documents as that Agent determines to be appropriate, provided, however, no Agent is under any affirmative obligation to take any action which it is not required by this Credit Agreement or the Loan Documents specifically to so take.

               (b) Except as otherwise specifically provided in this Credit Agreement, whenever a Loan Document or this Credit Agreement provides that action may be taken or omitted to be taken in an Agent's discretion, the Agents shall have the sole right in their reasonable judgment to take, or refrain from taking, such action without, and notwithstanding, any vote of the Lenders. The rights granted to the Lenders with respect to any consent shall not otherwise limit or impair the Agents' exercise of their discretion under the Loan Documents.

               (c) Notwithstanding any other provision of this Credit Agreement or any Loan Document, including without limitation, any other provision of this Section 15, any matter that requires the consent of the Required Lenders, Majority Lenders, or Unanimous Lenders shall also require the consent of each of the Agents.

          15.11 ACTIONS REQUIRING OR ON DIRECTION OF MAJORITY LENDERS. Except as otherwise provided in this Credit Agreement, the Consent or direction of the Majority Lenders is required for any amendment, waiver, or modification of any Loan Document.

               (a) The Majority Lenders may undertake the following if an Event of Default has occurred and not been duly waived:

                    (i) Require the Agents to declare all Obligations to be immediately payable in full.

                    (ii) Direct the Agents to increase the rate of interest to the default rate of interest as provided in, and to the extent permitted by, this Credit Agreement.

          15.12 ACTION REQUIRING CERTAIN CONSENT. The consent or direction of the following is required for the following actions:

               (a)   Any  forgiveness of  all  or any  portion  of  any  payment
Obligation: All Lenders whose payment Obligation is being so forgiven (other than any Delinquent Lender).

               (b) Any decrease in any interest rate or fee payable under any of the Loan Documents (other than any fee payable to the Agents (for which the consent of the Agents shall be required): All Lenders adversely affected thereby (other than any Delinquent Lender).

               (c) Any waiver, amendment, or modification which has the effect of increasing any Commitment shall be subject to the consent of the Unanimous Lenders (other than any Delinquent Lender).

          15.13 ACTIONS REQUIRING OR DIRECTED BY UNANIMOUS LENDERS. None of the following may take place except with Unanimous Lenders:

               (a) Any release of a material portion of the Collateral, other than a release of Collateral otherwise required or provided for in the Loan Documents, unless such release is being made to facilitate a liquidation which has been previously authorized, or is otherwise permitted hereunder, in which case no such Unanimous Consent is required.

               (b) Any release of any Person obligated on account of the Obligations.

               (c)   Any amendment of this Section 15.

               (d)   Amendment of any of the following Definitions:

                     "Majority Lenders"

                     "Unanimous Lenders"

               (e)   Any amendment of the Maturity Date.

               (f)   Any amendment of Sections 5.4, 5.5 8.14 or 13.

          15.14 ACTIONS REQUIRING AGENTS'S CONSENT.

               (a) No action, amendment, or waiver of compliance with, any provision of the Loan Documents or of this Credit Agreement which affects any Agent in their respective capacity as an Agent may be undertaken without the written consent of such Agent.

               (b) No action referenced herein which affects the rights, duties, obligations, or liabilities of any Agent shall be effective without the written consent of such Agent.

          15.15 MISCELLANEOUS ACTIONS.

               (a) Notwithstanding any other provision of this Credit Agreement, no single Lender (other than any Agent, as applicable) independently may exercise any right of action or enforcement against or with respect to the Borrower.

               (b) The Agents shall be fully justified in failing or refusing to take action under this Credit Agreement or any Loan Document on behalf of any Lender unless the Agents shall first:

                    (i) receive such clear, unambiguous, written instructions as the Agents deem appropriate; and

                    (ii) be indemnified to that Agent's satisfaction by the Lenders against any and all liability and expense which may be incurred by that Agent by reason of taking or continuing to take any such action, unless such action had been grossly negligent, in willful misconduct, or in bad faith.

               (c) The Agents may establish reasonable procedures for the providing of direction and instructions from the Lenders to the Agents, including their reliance on multiple counterparts, facsimile transmissions, and time limits within which such directions and instructions must be received in order to be included in a determination of whether the requisite Lenders have provided their direction, consent, or instructions.

               (d) No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of either of the Agents or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

16.  EXPENSES.

     The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by any of the Agents or any of the Lenders (other than taxes based upon any Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrower hereby agreeing to indemnify each of the Agents and each Lender with respect thereto), (c) the reasonable fees, expenses and disbursements of the Administrative Agent's Special Counsel or any local counsel to any of the Agents incurred in connection with the preparation, administration, interpretation or enforcement of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of each of the Agents incurred by such Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums and surveyor, engineering and appraisal charges, (e) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agents or any Lender in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (f) all reasonable out-of pocket expenses incurred by the Agents, or, after the occurrence and during the continuance of a Default or an Event of Default, any Lender, in connection with periodic field examinations, fixed asset appraisals, environmental review, monitoring of Collateral and other assets and otherwise in maintaining and monitoring the transactions contemplated hereby, and in each case in accordance with the terms of this Credit Agreement; (g) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or any of the Agents, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or any Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and
(ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or any Agent's relationship with the Borrower or any of its Subsidiaries and (h) all reasonable fees, expenses and disbursements of the Agents incurred in connection with UCC searches, UCC filings or mortgage recordings. The covenants of this Section 16 shall survive payment or satisfaction of all other Obligations.

17.  INDEMNIFICATION.

     The Borrower agrees to indemnify and hold harmless each of the Agents and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (b) the reversal or withdrawal of any provisional credits granted by the Administrative Agent upon the transfer of funds to the Concentration Account(s) from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (c) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower or any of its Subsidiaries comprised in the Collateral, (d) the Borrower or any of its
Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents, (e) with respect to the Borrower and its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), or (f) any sales, use, transfer, documentary and stamp taxes (but excluding any taxes based upon or measured by the income or profits of any Lender or any Agent) and any recording and filing fees paid by the Agents or the Lenders and which arise by reason of the transactions contemplated hereby, or by any of the Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Agents shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 17 shall survive payment or satisfaction in full of all other Obligations.

18.  SURVIVAL OF COVENANTS, ETC.

     All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and each of the Agents, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders or the Administrative Agent of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans. All statements contained in any certificate or other paper delivered to any Lender or any of the Agents at any time by or on behalf of the Borrower or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary hereunder.

19.  ASSIGNMENT AND PARTICIPATION.

          19.1 CONDITIONS TO ASSIGNMENT BY LENDERS. Except as provided herein, each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment, and the same portion of the Loans at the time owing to it, the Notes held by it; PROVIDED that (a) each of the Agents and, unless a Default or an Event of

     Default shall have occurred and be continuing, the Borrower, shall have given its prior written consent to such assignment, which consent, in the case of the Borrower, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations hereunder, (c) each assignment shall be in an amount that is at least equal to $5,000,000, and (d) the parties to such assignment shall execute and deliver to the Agents, for recording in the Register (as hereinafter defined), an assignment and acceptance agreement, in form and substance reasonably satisfactory to the Agents (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (ii) the assigning Lender shall, to the extent provided in such assignment and upon payment to the Agents of the registration fee referred to in Section 19.3, be released from its obligations under this Credit Agreement. Notwithstanding the foregoing, no consent shall be required hereunder for any assignment resulting from the acquisition of any Lender by another financial institution.

          19.2 CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

               (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage;

               (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

               (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

               (d) such assignee will, independently and without reliance upon the assigning Lender, the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

               (e) such assignee represents and warrants that it is an Eligible Assignee;

               (f) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

               (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Lender; and

               (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance.

          19.3 REGISTER. The Agents shall maintain a copy of each Assignment and Acceptance delivered to them and a register or similar list (the "Register") for the recordation of the names and addresses of the Lenders and as applicable, the Commitment and Commitment Percentage of, and principal amount of the Loans, owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assignee Lender agrees to pay to the Administrative Agent a registration fee in the sum of $3,500.

          19.4 NEW NOTES. Upon their receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agents shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agents, in exchange for each surrendered Note, a new Note or Notes to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be substantially in the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this Section 19.4, the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agents, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Lenders. The surrendered Notes shall be canceled and returned to the Borrower.

          19.5 PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; PROVIDED that (a) each such participation shall be in an amount of not less than $1,000,000.00, (b) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrower and (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Lender as it relates to such participant or extend any regularly scheduled payment date for principal or interest or any scheduled payment.

          19.6 DISCLOSURE. The Borrower agrees that, in addition to disclosures made in accordance with standard and customary banking practices, any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; PROVIDED that such assignees or participants or potential assignees or participants shall agree (a) to treat in confidence such information unless it otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process, and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

          19.7 ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWER. If any assignee Lender is an Affiliate of the Borrower, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to
     Section 13.1 or Section 13.2, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans to a participant, and such participant is the Borrower or an Affiliate of the Borrower, then such transferor Lender shall promptly notify the Agents of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agents pursuant to Section 13.1 or
     Section 13.2 to the extent that such participation is beneficially owned by the Borrower or any Affiliate of the Borrower, and the determination of the Required Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans.

          19.8 MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrower and the Agents certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this Section 19 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Lenders organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

          19.9 ASSIGNMENT BY BORROWER. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Lenders.

20. NOTICES, ETC.

     Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

               (a) if to the Borrower, at 155 North Wacker Drive, Suite 500, Chicago, Illinois 60606-1719, Attention: John R. Desjardins, Chief Financial
Officer, or at such other address for notice as the Borrower shall last have furnished in writing to the Person giving the notice;

               (b) if to the Administrative Agent or the Collateral Agent, to it c/o Prentice Capital Management, LP, 623 Fifth Avenue, 32nd Floor, New York, New York 10022, Attention: Michael Weiss, or such other address for notice as the Administrative Agent or the Collateral Agent shall last have furnished in writing to the Person giving the notice;

               (c) if to any Lender, at such Lender's address set forth on the signature pages hereto, or such other address for notice as such Lender shall have last furnished in writing to the Person giving the notice.

Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

21.  GOVERNING LAW.

     THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW

YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND TO THE EXTENT PERMITTED BY APPLICABLE LAW SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20. THE BORROWER HEREBY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

22.  HEADINGS.

     The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

23.  COUNTERPARTS.

     This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

24.  ENTIRE AGREEMENT, ETC.

     The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in
Section 15.

25.  WAIVER OF JURY TRIAL.

     THE BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN
CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF WHICH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER, EACH AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY

BANK OR EITHER OF THE AGENTS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR SUCH AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENTS AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

26.  INTENTIONALLY OMITTED.

27.  SEVERABILITY.

     The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

28.  INTERCREDITOR AGREEMENT.

     The liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens are subordinate in the manner and to the extent set forth in the Intercreditor Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof) dated as of the date hereof among the Agent, the Borrower, and the Senior Agent, as "Administrative Agent" and "Collateral Agent" for all of the Senior Lenders under the Senior Credit Agreement to the liens and security interests securing indebtedness (including interest) owed by the Borrower and its Subsidiaries pursuant to the Senior Credit Agreement, and certain guarantees of the indebtedness evidenced thereby, as such Senior Credit Agreement and such guarantees have been and hereafter may be amended, restated, supplemented or otherwise modified from time to time as permitted under the Intercreditor Agreement and to the liens and security interests securing indebtedness refinancing the indebtedness under such agreements as permitted by the Intercreditor Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Intercreditor Agreement.

29.  NO NOVATION.

     Notwithstanding anything to the contrary contained herein, this Credit Agreement is not intended to and does not serve to effect a novation of the Obligations. Instead it is the express intention of the parties hereto to reaffirm the indebtedness created under the Original Credit Agreement which may be evidenced by the notes provided for therein and secured by the Collateral. The Borrower acknowledges and confirms that the Liens granted pursuant to the Loan Documents secured the indebtedness, liabilities and obligations of the Borrower to Agents and the Lender under the Original Credit Agreement, as amended and restated hereby, and that the term "Obligations" as used in the Loan Documents (or any other terms used therein to describe to refer to the indebtedness, liabilities and obligations of the Borrower to Agents and Lenders) includes, without limitation, the indebtedness, liabilities and obligations of the Borrower under the promissory notes, if any, to be delivered hereunder, and under the Original Credit Agreement, all as amended and restated hereby, as the same may be further amended, modified, supplemented or restated from time to time. The Loan Documents and all agreements, instruments and documents executed or delivered in connection with any of the foregoing shall each be deemed to be amended in the extent necessary to give effect to the provisions of this Credit Agreement. Cross-references in the Loan Documents to particular section numbers in the Original Credit Agreement shall be deemed to be cross-references to the corresponding sections, as applicable, to this Credit Agreement. This Credit Agreement and the other Loan Documents referred to herein set forth the entire understanding of the parties with respect to the subject matter hereof. Any previous term sheets or commitment letters between the parties regarding the subject matter hereof are merged into and superseded by this Credit Agreement.



                             SIGNATURE PAGES FOLLOW

       (SIGNATURE PAGE TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT)



         IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Term Loan Credit Agreement as of the date first set forth above.

                                      BORROWER:

                                      WHITEHALL JEWELLERS, INC.


                                      By:    /s/ Robert L. Baumgardner
                                             ----------------------------------
                                      Name:  Robert L. Baumgardner
                                             ----------------------------------
                                      Title: Chief Executive Officer
                                             ----------------------------------

       (SIGNATURE PAGE TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT)




                                      AGENTS:

                                      PWJ LENDING LLC, as Administrative Agent and as Collateral Agent

                                      By:  Prentice Capital Management, LP,
                                           its Manager

                                      By:    /s/ Michael Weiss
                                             ----------------------------------
                                      Name:  Michael Weiss
                                             ----------------------------------
                                      Title: Chief Financial Officer
                                             ----------------------------------

       (SIGNATURE PAGE TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT)





                                      LENDERS:

                                      PWJ LENDING LLC, as a Lender


                                      By:  Prentice Capital Management, LP,
                                           its Manager

                                      By:    /s/ Michael Weiss
                                             ----------------------------------
                                      Name:  Michael Weiss
                                             ----------------------------------
                                      Title: Chief Financial Officer
                                             ----------------------------------

       (SIGNATURE PAGE TO AMENDED AND RESTATED TERM LOAN CREDIT AGREEMENT)





                                      HOLTZMAN OPPORTUNITY FUND,
                                      L.P., as a Lender

                                      By:  Holtzman Financial Advisors, LLC,
                                      its General Partner

                                      By:  SH Independence, LLC, its Managing
                                      Member


                                      By: /s/ Seymour Holtzman
                                         ------------------------------------
                                         Name: Seymour Holtzman
                                         Title: Sole Member

                                                                       EXHIBIT H

This instrument and the rights and obligations evidenced hereby, the liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens are subordinate in the manner and to the extent set forth in that certain Amended and Restated Intercreditor and Lien Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the "Subordination Agreement"), dated as of February 1, 2006 between LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (the "Senior Agent") for the Banks and the Accommodation Banks (collectively, and together with the Senior Agent and any of their successors and assigns, including any other lender or lenders that at any time refinance or replace the Senior Debt referred to below, the "Senior Creditors") pursuant to that certain Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of July 29, 2003, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of March 23, 2004, that certain Second Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of January 31, 2005, that certain Third Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of April 6, 2005, and that certain Waiver, Consent, and Fourth Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of October 3, 2005 (collectively, the "Senior Credit Agreement"),and PWJ LENDING LLC, as Administrative Agent and Collateral Agent (the "Subordinating Agent"), for the Agents and the Lenders (collectively, the Subordinating Agent together with the Agents and Lenders party to the Subordinated Credit Agreement, the "Subordinating Creditors") party to that certain Bridge Term Loan Credit Agreement, dated as of October 3, 2005, which was amended and restated in its entirety on February 1, 2006 (the "Subordinated Credit Agreement"), and WHITEHALL JEWELLERS, INC., a Delaware corporation (the "Borrower"), as such Senior Credit Agreement has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time as permitted under the Subordination Agreement and to the liens and security interests securing indebtedness refinancing the indebtedness under such agreements as permitted by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement applicable to the Subordinating Creditors as if such holder were a Subordinating Creditor for all purposes of the Subordination Agreement.


                        FORM OF AMENDED AND RESTATED NOTE

$_________                                 Dated October 3, 2005 and amended and
                                           restated on February 1, 2006

          FOR VALUE RECEIVED, the undersigned WHITEHALL JEWELLERS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________ (the "Lender") at the Lender's Head Office at:

               (a) prior to or on the Maturity Date the principal amount of ___________ Dollars ($________) or, if less, the aggregate unpaid principal amount of the Loans advanced by the Lender to the Borrower pursuant to the Amended and Restated Term Loan Credit Agreement, dated as of February 1, 2006 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Lender and the other parties thereto; and

               (b) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

          This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan

                                    Exh H-1

Documents, and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

          The Borrower irrevocably authorizes the Lender to make or cause to be made, on the Closing Date and at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loans or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Loans shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

          The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

          If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

          No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

          The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

          THIS NOTE AMENDS AND RESTATES IN ITS ENTIRETY THE TERM LOAN NOTE DATED OCTOBER 3, 2005, MADE BY THE BORROWER TO THE ORDER OF THE LENDER IN THE ORIGINAL PRINCIPAL AMOUNT OF $__________ (THE "ORIGINAL NOTE"). THIS NOTE (I) REEVIDENCES THE INDEBTEDNESS PREVIOUSLY EVIDENCED BY THE ORIGINAL NOTE, (II) IS GIVEN IN SUBSTITUTION FOR, AND NOT AS PAYMENT OF THE ORIGINAL NOTE AND (III) IS IN NO WAY INTENDED TO CONSTITUTE A NOVATION OF THE ORIGINAL NOTE OR A REFINANCING, DISCHARGE, EXTINGUISHMENT OR REFUNDING OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER PURSUANT TO, OR OTHERWISE EVIDENCED BY, THE ORIGINAL NOTE.

                                    Exh H-2

          THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20 OF THE CREDIT AGREEMENT. THE BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                    Exh H-3

          IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.


 WHITEHALL JEWELLERS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                    Exh H-4

                                                                     EXHIBIT H-1

This instrument and the rights and obligations evidenced hereby, the liens and security interests securing the indebtedness and other obligations incurred or arising under or evidenced by this instrument and the rights and obligations evidenced hereby with respect to such liens are subordinate in the manner and to the extent set forth in that certain Amended and Restated Intercreditor and Lien Subordination Agreement (as the same may be amended or otherwise modified from time to time pursuant to the terms thereof, the "Subordination Agreement"), dated as of February 1, 2006 between LASALLE BANK NATIONAL ASSOCIATION, as Administrative Agent and Collateral Agent (the "Senior Agent") for the Banks and the Accommodation Banks (collectively, and together with the Senior Agent and any of their successors and assigns, including any other lender or lenders that at any time refinance or replace the Senior Debt referred to below, the "Senior Creditors") pursuant to that certain Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of July 29, 2003, as amended by that certain First Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of March 23, 2004, that certain Second Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of January 31, 2005, that certain Third Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of April 6, 2005, and that certain Waiver, Consent, and Fourth Amendment to Second Amended and Restated Revolving Credit and Gold Consignment Agreement dated as of October 3, 2005 (collectively, the "Senior Credit Agreement"),and PWJ LENDING LLC, as Administrative Agent and Collateral Agent (the "Subordinating Agent"), for the Agents and the Lenders (collectively, the Subordinating Agent together with the Agents and Lenders party to the Subordinated Credit Agreement, the "Subordinating Creditors") party to that certain Bridge Term Loan Credit Agreement, dated as of October 3, 2005, which was amended and restated in its entirety on February 1, 2006 (the "Subordinated Credit Agreement"), and WHITEHALL JEWELLERS, INC., a Delaware corporation (the "Borrower"), as such Senior Credit Agreement has been and hereafter may be amended, restated, supplemented or otherwise modified from time to time as permitted under the Subordination Agreement and to the liens and security interests securing indebtedness refinancing the indebtedness under such agreements as permitted by the Subordination Agreement; and each holder of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement applicable to the Subordinating Creditors as if such holder were a Subordinating Creditor for all purposes of the Subordination Agreement.


                                FORM OF PIK NOTE

$_________                                             ___________________, 20__

          FOR VALUE RECEIVED, the undersigned WHITEHALL JEWELLERS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _____________ (the "Lender") at the Lender's Head Office at:

               (a) prior to or on the Maturity Date the principal amount of ___________ Dollars ($________) or, if less, the aggregate unpaid principal amount of the Loans advanced by the Lender to the Borrower pursuant to the Amended and Restated Term Loan Credit Agreement, dated as of February 1, 2006 (as amended and in effect from time to time, the "Credit Agreement"), among the Borrower, the Lender and the other parties thereto;

               (b) interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the maturity date hereof at the times and at the rate provided in the Credit Agreement.

          This Note evidences borrowings under and has been issued by the Borrower in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrower contained therein, and any holder

                                   Exh H-1-1
hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

          The Borrower irrevocably authorizes the Lender to make or cause to be made, on the Closing Date and at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loans or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to the Loans shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of the Borrower hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

          The Borrower has the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

          If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

          No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

          The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

          THIS NOTE AND THE OBLIGATIONS OF THE BORROWER HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20 OF THE CREDIT AGREEMENT. THE BORROWER

                                   Exh H-1-2

HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                   Exh H-1-3

          IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its corporate name by its duly authorized officer as of the day and year first above written.



                                          WHITEHALL JEWELLERS, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                   -----------------------------

                                    Exh H-4